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                                                                    EXHIBIT 10.9
                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "Agreement"), dated as of March 30, 2000, is by and between SERVICE ASSET INVESTMENTS, INC., a Texas corporation ("Borrower"), and GUARANTY FEDERAL BANK, F.S.B., a federal savings bank ("Bank").

                                    RECITALS:

         Borrower has requested Bank to extend credit to Borrower in the form of (a) a term loan in the principal amount of $15,000,000 ("Term Loan A") and,
(b) a term loan in the principal amount of $10,000,000 ("Term Loan B"). Bank is willing to make the extensions of credit described in clauses (a) and (b) available to Borrower upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

         Section 1.1. Definitions. As used in this Agreement, in addition to any other terms defined herein, the following terms have the following meanings indicated below:

                  "Acquisition Agreement" means the agreement and other documents related to the Borrower's acquisition of Worldwide.

                  "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent or more of any class of voting stock of such Person; or (c) five percent or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall Bank be deemed an Affiliate of Borrower or any of its Subsidiaries.

                  "Bank One" means Bank One, Texas, N.A.

                  "Borrower" has the meaning assigned to it in the introductory paragraph hereof.



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                  "Business Day" means (a) any day on which commercial banks are not authorized or required to close in Dallas, Texas.

                  "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

                  "Collateral" has the meaning specified in Section 6.1.

                  "Commercial Base Rate" means, at any time, the base rate announced or published from time to time by Bank, which rate may not be the lowest rate charged by Bank; it being understood and agreed that the Commercial Base Rate shall increase or decrease, as the case may be, from time to time as of the effective date of each change in such base rate, and may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general.

                  "Debit Balances" means the outstanding balances attributable to a Person's margin lending activities.

                  "Debt" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money,
         (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business, (d) all Capital Lease Obligations of such Person,
         (e) all Debt or other obligations of others Guaranteed by such Person,
         (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person, (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, and (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

                  "Debt Service" means the sum of scheduled principal payments on all (a) Debt owed to Bank and (b) the Service Lloyds Debt for the next succeeding twelve months.



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                  "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

                  "Default Rate" means the lesser of (a) the Maximum Rate, or
         (b) the sum of the Commercial Base Rate in effect from day to day plus five percent (5%).

                  "Dollars" and "$" mean lawful money of the United States of America.

                  "EBITDA" means, for each period of determination, the sum of
         (a) consolidated net income of a Person and its Subsidiaries for such period, as determined in accordance with GAAP, plus (b) to the extent deducted in arriving at consolidated net income for the period, depreciation, amortization, non-cash charges, taxes, and interest expense of such Person and its Subsidiaries for such period.

                  "Effective Date" means the date upon which all parties execute this Agreement.

                  "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Clean Air Act, 42 U.S.C.
         Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., and the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as such laws, regulations, and requirements may be amended or supplemented from time to time.

                  "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses, (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Tribunal or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

                  "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the



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         Code) as Borrower or is under common control (within the meaning of
         Section 414(c) of the Code) with Borrower.

                  "Event of Default" has the meaning specified in Section 12.1.

                  "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

                  "Law" means all statutes, laws, ordinances, rules, regulations, orders, writs, injunctions or decrees of any Tribunal.

                  "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

                  "Loan Documents" means this Agreement, the Notes, the Pledge Agreement, and all other instruments, documents, and agreements executed and delivered pursuant to or in



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         connection with this Agreement, as such instruments, documents, and agreements may be amended, restated, modified, renewed, extended, or supplemented from time to time.

                  "Material Adverse Effect" means (a) the occurrence of any event or condition that could reasonably be expected to have a material adverse effect on (i) the business, condition (financial or otherwise), operations, prospects, or properties of Borrower and Subsidiaries taken as a whole, (ii) the ability of Borrower and Subsidiaries, taken as a whole, to carry out their business, or (iii) the ability of Borrower and Subsidiaries, taken as a whole, to perform the obligations under the Notes, this Agreement and the other Loan Documents in accordance with their respective obligations; or (b) an Event of Default hereunder.

                  "Maximum Rate" means, at any time, the maximum non-usurious rate of interest under applicable law that Bank may charge Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the applicable weekly ceiling described in, and computed in accordance with, Chapter 303 of the Texas Finance Code, as the same may be amended.

                  "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

                  "Notes" means, collectively, all promissory notes executed at any time by Borrower and payable to the order of Bank, as the same may be renewed, extended, modified and/or increased from time to time.

                  "Obligated Party" means any Person who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

                  "Obligations" means all obligations, indebtedness, and liabilities of Borrower to Bank, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities of Borrower under this Agreement, the Notes and the other Loan Documents and all interest accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.



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                  "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, Tribunal, or other entity.

                  "Plan" means any employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

                  "Pledge Agreement" means the Pledge Agreement of Borrower in favor of Bank, in substantially the form of Exhibit D hereto, as the same may be amended, supplemented or modified from time to time.

                  "Pledged Stock" means all shares of capital stock of each of Borrower's Subsidiaries, now owned or hereafter acquired by Borrower, which Pledged Stock shall constitute 100% of the issued and outstanding capital stock of such Subsidiaries.

                  "Principal Office" means the principal office of Bank, presently located at 8333 Douglas Avenue, Dallas, Texas 75235.

                  "Prohibited Transaction" means any transaction set forth in
         Section 406 of ERISA or Section 4975 of the Code.

                  "Quarterly Payment Date" means the first day of each calendar quarter, commencing July 1, 2000.

                  "Regulatory Capital" means net capital as defined in, and determined in accordance with, Rule 15c3-l of the Securities and Exchange Commission.

                  "Release" means as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property.

                  "Remedial Action" means, all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  "Reportable Event" means any of the events set forth in
         Section 4043 of ERISA.

                  "SAMCO" means Service Asset Management Co.



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                  "Service Lloyd's Debt" means all Debt owed by Borrower or any
         Affiliate to Service Lloyd's Insurance, including, without limitation, existing or future Debt owed by Service Asset Holdings, Inc. to Service Lloyd's Insurance.

                  "Subsidiary" means (a) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Borrower or one or more of the Subsidiaries or by Borrower and one or more of the Subsidiaries, and (b) any other entity (i) of which at least a majority of the ownership, equity or voting interest is at the time directly or indirectly owned or controlled by one or more of Borrower and the Subsidiaries and (ii) which is treated as a subsidiary in accordance with GAAP.

                  "Tangible Net Worth" means, at any particular time, for any Person, the sum of (i) all amounts which, in conformity with GAAP, would be included as stockholders' equity on a balance sheet of such Person; provided, however, there shall be excluded therefrom: (a) any amount at which shares of capital stock of such Person appear as an asset on such Person's balance sheet, (b) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets on stock over the value assigned thereto, (c) patents, trademarks, trade names, and copyrights, (d) deferred expenses, (e) loans and any advances to any stockholder, director, officer, or employee of such Person or any Affiliate of such Person, and (f) all other assets which are properly classified as intangible assets.

                  "Taxes" means all taxes, levies, assessments, fees, withholdings or other charges at any time imposed by any Laws or Tribunal.

                  "Term Loan A" has the meaning specified in the recitals hereof.

                  "Term Loan B" has the meaning specified in the recitals hereof.

                  "Term Loan A Commitment" means the obligation of Bank to make Term Loan A pursuant to Section 2.1 in an aggregate principal amount up to but not exceeding $15,000,000.

                  "Term Loan A Maturity Date" means March 30, 2005.

                  "Term Loan B Commitment" means the obligation of Bank to make Term Loan B pursuant to Section 3.1 in an aggregate principal amount up to but not exceeding $10,000,000.



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                  "Term Loan B Maturity Date" means March 30, 2001.

                  "Term Loans" means Term Loan A and Term Loan B, collectively.

                  "Term Note A" means the promissory note to be executed by Borrower and payable to the order of Bank, in substantially the form of Exhibit "A" hereto, and all extensions, renewals, and modifications thereof.

                  "Term Note B" means the promissory note to be executed by Borrower and payable to the order of Bank, in substantially the form of Exhibit "B" hereto, and all extensions, renewals, and modifications thereof.

                  "Tribunal" means any municipal, state, commonwealth, federal, foreign, territorial or other court, government body, subdivision, agent, department, commission, board or bureau or institution.

                  "UCC" means the Uniform Commercial Code as in effect in the State of Texas.

                  "Unencumbered Cash and Cash Equivalents" means with respect to any Person, cash, certificates of deposit, U.S. treasury securities, U.S. governmental agency securities, municipal and corporate bonds rated A+ or better by Standard & Poors or equivalent rating by another recognized rating company, unrestricted common and preferred stock of a company which has a majority of its issued and outstanding shares publicly traded and which is listed on the New York Stock Exchange or American Stock Exchange or which are NASDAQ National Market Issues as listed in the Wall Street Journal, each share of which has a market value of $5.00 or more, and mutual funds and/or unit investment trusts that invest solely in any of the forgoing, all of which are free of any Liens, security interests and other encumbrances.

                  "Worldwide" means Worldwide Settlements, Ltd.

         Section 1.2. Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.



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                                   ARTICLE II

                                   Term Loan A

         2.1 Term Loan A. Subject to the terms and conditions of this Agreement, Bank agrees to make a term loan to Borrower in the principal amount up to but not exceeding the amount of the Term Loan A Commitment in a single advance on or about the date hereof.

         2.2 Term Note A. The obligation of Borrower to repay Term Loan A shall be evidenced by Term Note A executed by Borrower, payable to the order of Bank, in the principal amount of the Term Loan A Commitment, and dated the date hereof.

         2.3 Repayment of Term Loan A. Borrower shall repay the unpaid principal amount of Term Loan A in quarterly installments of $750,000, commencing on October 1, 2000, and continuing on each Quarterly Payment Date, with a final installment in the amount of all outstanding principal of Term Loan A payable on the Term Loan A Maturity Date.

         2.4 Interest. The unpaid principal amount of Term Loan A shall bear interest at the rates, and be payable on the dates, as provided in Term Note A.

         2.5 Use of Proceeds. The proceeds of Term Loan A shall be used to refinance existing Debt owed to Bank One.

         2.6 Underwriting Fee. Borrower agrees to pay to Bank an underwriting fee with respect to Term Loan A equal to $25,000, payable on the Effective Date, which fee shall be deemed fully earned and nonrefundable on the date hereof.

                                   ARTICLE III

                                   Term Loan B

         Section 3.1. Term Loan B Commitment. Subject to the terms and conditions of this Agreement, Bank agrees to make a term loan to Borrower in a principal amount up to but not exceeding the amount of the Term Loan B Commitment in a single advance on or about the date hereof. If Borrower pays or prepays any portion of Term Loan B under this Agreement, that portion may not be reborrowed. However, portions of the outstanding Obligations under Term Loan B may be designated as different types of borrowings from time to time subject to the provisions set forth in Term Note B.

         Section 3.2. Term Note B. The obligation of Borrower to repay Term Loan B shall be evidenced by Term Note B executed by Borrower, payable to the order of Bank, in the principal amount of the Term Loan B Commitment, and dated the date hereof.



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         Section 3.3. Repayment of Advance. Borrower shall repay the unpaid principal amount of Term Loan B on the Term Loan B Maturity Date.

         Section 3.4. Interest. The unpaid principal amount of borrowings under Term Loan B shall bear interest at the rates, and be payable on the dates, as provided in Term Note B.

         Section 3.5. Use of Proceeds. The proceeds of Term Loan B shall be used
(a) for the acquisition of Worldwide, in an amount up to $3,000,000, and (b) to provide equity capital to SAMCO.

         Section 3.6. Underwriting Fee. Borrower agrees to pay to Bank an underwriting fee with respect to Term Loan B equal to $25,000, payable on the Effective Date, which fee shall be deemed fully earned and nonrefundable on the date thereof.

                                   ARTICLE IV

                                    Payments

         Section 4.1. Method of Payment. All payments of principal, interest, and other amounts to be made by Borrower under this Agreement, the Notes and the other Loan Documents shall be made to Bank at the Principal Office in Dollars in lawful money of the United States, without setoff, deduction, or counterclaim, not later than 12:00 noon, Dallas, Texas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Borrower shall, at the time of making each such payment, specify to Bank the sums payable by Borrower under this Agreement, the Notes, and the other Loan Documents to which such payment is to be applied (and in the event Borrower fails to so specify, or if an Event of Default has occurred and is continuing, Bank may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion). Whenever any payment under this Agreement, the Notes or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

         Section 4.2. Taxes.

                  (a) Any and all payments by Borrower hereunder or under the Notes shall be made, in accordance with Section 4.1, free and clear of and without deduction for any and all present or future Taxes, excluding, in the case of Bank, taxes imposed on its income, and franchise taxes imposed on Bank, by the jurisdiction under the laws of which Bank is organized or is or should be qualified to do business or any political subdivision thereof and Taxes imposed on its income by the jurisdiction of Bank's lending office or any political subdivision thereof. If Borrower shall be required by law to deduct any Taxes (i.e., Taxes



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

         for which Borrower is responsible under the preceding sentence) from or in respect of any sum payable hereunder or under the Notes to Bank, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.2) Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Loan Documents from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "Other Taxes").

                  (c) Borrower will indemnify Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.2) for which Borrower is liable pursuant to this Section 4.2 paid by Bank (as the case may be) or any liability (including penalties and interest) arising therefrom or with respect thereto. Upon written notice from Bank of a statement setting forth the amounts to be owed hereunder, this indemnification shall be made 30 days from the date Bank makes written demand therefor. This indemnity shall survive the termination of this Agreement.

                  (d) Within 30 days after the date of any payment of Taxes, Borrower will furnish to Bank, the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 4.2 shall survive the payment in full of the Obligations.

                  (f) Bank agrees to use good faith efforts to carry out its obligations under this Agreement in such a way as to reduce the amount of Taxes attributable to the Term Loans, including the use of a different lending office, as long as in the good faith opinion of Bank such actions would not have a material adverse effect upon it.

         Section 4.3. Mandatory Prepayment. In the event of any public offering of securities of SAMCO, Borrower shall prepay the Obligations in full within three Business Days after the completion of such offering.



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                                    ARTICLE V

                             [INTENTIONALLY OMITTED]

                                   ARTICLE VI

                                    Security

         Section 6.1. Collateral. To secure full and complete payment and performance of the Obligations, Borrower shall execute and deliver or cause to be executed and delivered the documents described below covering the property and collateral described in this Section 6.1 (which, together with any other property and collateral which may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the "Collateral"):

                  (a) Borrower shall grant to Bank a first priority security interest in the Pledged Stock pursuant to the Pledge Agreement and shall deliver the original stock certificates representing the Pledged Stock and stock transfer powers duly executed in blank.

                  (b) Borrower shall execute and cause to be executed such further documents and instruments, including without limitation, Uniform Commercial Code financing statements; as Bank, in its sole discretion, deems necessary or desirable to create, preserve, evidence, and perfect its liens and security interests in the Collateral.

         Section 6.2. Setoff. If an Event of Default shall have occurred and be continuing, Bank shall have the right to set off and apply against the Obligations in such manner as Bank may determine, at any time and without notice to Borrower, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Bank to Borrower whether or not the Obligations are then due. As further security for the Obligations, Borrower hereby grants to Bank a security interest in all money, instruments, and other property of Borrower now or hereafter held by Bank, including, without limitation, property held in safekeeping. In addition to Bank's right of setoff and as further security for the Obligations, Borrower hereby grants to Bank a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Borrower now or hereafter on deposit with or held by Bank and all other sums at any time credited by or owing from Bank to Borrower. The rights and remedies of Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Bank may have.



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                                   ARTICLE VII

                              Conditions Precedent

         Section 7.1. Term Loans. The obligation of Bank to make the Term Loans is subject to the condition precedent that Bank shall have received on or before the date of making any advances hereunder all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to Bank:

                  (a) Resolutions. Resolutions of the Board of Directors of Borrower, certified by the Secretary or an Assistant Secretary of Borrower which authorize the execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or is to be a party;

                  (b) Incumbency Certificate. Certificates of incumbency certified by the Secretary or an Assistant Secretary of Borrower certifying the names of the officers of Borrower authorized to sign this Agreement, the Notes and each of the other Loan Documents to which Borrower is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers;

                  (c) Articles of Incorporation. The articles or certificate of incorporation of Borrower and each Subsidiary of Borrower certified by the Secretary of State of the state of incorporation of such entity and dated within 20 days prior to the date hereof;

                  (d) Bylaws. The bylaws of Borrower and each Subsidiary of Borrower certified by its President, Secretary or an Assistant Secretary;

                  (e) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of Borrower and each Subsidiary of Borrower as to the existence and good standing of each such entity and certificates of the appropriate governmental officials of each state where each such entity owns properties, conducts business or employs any Persons as to the qualification and good standing of such entity in such jurisdictions, each dated within 20 days prior to the date hereof;

                  (f) Term Note A. Term Note A executed by Borrower;

                  (g) Term Note B. Term Note B executed by Borrower;

                  (h) Pledge Agreement. Pledge Agreement executed by Borrower;

                  (i) Stock Certificates and Stock Powers. Stock certificates evidencing all of the Pledged Stock, together with stock powers relating thereto duly endorsed in blank;

                  (j) Opinion of Counsel. Favorable opinions of legal counsel to Borrower acceptable to Bank, as to such matters as Bank may reasonably request;

                  (k) Repayment of Existing Debt. Evidence that all of Borrower's outstanding Debt owing to Bank One will be repaid simultaneously with the funding of Term Loan A. In addition, Bank shall have received a payoff letter, in form and substance satisfactory to Bank from Bank One pursuant to which Bank One agrees to release any and all Liens upon receipt of payment of all Debt currently owing by Borrower to Bank One;

                  (l) No Default. No Default shall have occurred and be continuing, or would result from the Term Loans.

                  (m) Representations and Warranties. All of the representations and warranties contained in Article VIII and in the other Loan Documents shall be true and correct in all material respects on and as of the date of the Term Loans with the same force and effect as if such representations and warranties had been made on and as of such date;

                  (n) Underwriting Fees. Payment of the underwriting fees required pursuant to Section 2.6 and Section 3.6 hereof;

                  (o) Fees and Expenses. Evidence that the costs and expenses (including attorneys' fees) referred to in Section 13.1, to the extent incurred, shall have been paid in full by Borrower;

                  (p) No Material Adverse Effect. No Material Adverse Effect shall have occurred or be continuing prior to the date hereof;

                  (q) UCC Search. The results of a Uniform Commercial Code search showing all financing statements and other documents or instruments on file against Borrower and its Subsidiaries in the office of the Secretary of State of Texas, such search to be as of a date no more than twenty (20) days prior to the date of the Effective Date;

                  (r) UCC Financing Statements. UCC-1 Financing Statements executed by Borrower in form and substance acceptable to Bank;

                  (s) Acquisition Documents. A certified copy of the Acquisition Agreement; and

                  (t) Additional Documentation. Such additional approvals, opinions, or documents as Bank or its legal counsel, Winstead Sechrest & Minick P.C., may reasonably request.

                                  ARTICLE VIII

                         Representations and Warranties

         To induce Bank to enter into this Agreement, Borrower represents and warrants to Bank that:

         Section 8.1. Corporate Existence. Each of Borrower and its Subsidiaries
(a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Borrower has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement, the Notes, the Pledge Agreement and the other Loan Documents to which Borrower is a party.

         Section 8.2. Financial Statements. Borrower has delivered to Bank unaudited financial statements as at and for the fiscal year ended December 31, 1999 and internally prepared financial statements for the month ending January 31, 2000. SAMCO has delivered to Bank audited financial statements as at and for the fiscal year ended December 31, 1999 and internally prepared financial statements for the month ending January 31, 2000. Such financial statements have been prepared in accordance with GAAP, are true and correct in all material respects, and fairly and accurately present the consolidated financial condition of Borrower or SAMCO, as the case may be, as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither Borrower nor SAMCO has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of Borrower or any of its Subsidiaries since the effective date of the most recent financial statements referred to in this Section.

         Section 8.3. Corporate Action; No Breach. The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or may become a party, and compliance with the terms and provisions hereof and thereof, have been duly authorized by all requisite corporate action on the part of Borrower and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation or bylaws of Borrower or any of Subsidiaries, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Tribunal or arbitrator, or (iii) any material agreement or instrument to which Borrower or any of Subsidiaries is a party or by which any of them or any of their property is bound or subject, or (b) constitute a material default under any such agreement or instrument, or result in the creation or imposition of any Lien (except for Liens as provided in Article VI) upon any of the revenues or assets of Borrower or any Subsidiary.

         Section 8.4. Operation of Business. Borrower and each of its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and Borrower and each of its Subsidiaries are not in material violation of any valid rights of others with respect to any of the foregoing.

         Section 8.5. Litigation and Judgments. Except as disclosed on Schedule
8.5 hereto, there is no action, suit, investigation, or proceeding before or by any Tribunal or arbitrator pending, or to the knowledge of Borrower, threatened against or affecting Borrower or any Subsidiary, that would, if adversely determined, have a Material Adverse Effect. There are no outstanding judgments against Borrower or any of its Subsidiaries.

         Section 8.6. Rights in Properties; Liens. Borrower and each of its Subsidiaries have good and indefeasible title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 8.2, and none of the properties, assets, or leasehold interests of Borrower or any Subsidiary is subject to any Lien.

         Section 8.7. Enforceability. This Agreement constitutes, and the other Loan Documents to which Borrower is a party, when delivered, shall constitute legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by general principles of equity and bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights.

         Section 8.8. Approvals. No authorization, approval, or consent of, and no filing or registration with, any Tribunal or other Person is or will be necessary for the execution, delivery, or performance by Borrower of this Agreement and the other Loan Documents to which Borrower is a party or the validity or enforceability thereof.

         Section 8.9. Debt. Borrower and Subsidiaries have no Debt, except as disclosed on Schedule 8.9 hereto or permitted by Section 10.1 hereof.

         Section 8.10. Taxes. Borrower and each Subsidiary have filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable except for any such liabilities which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP. As of the date hereof, Borrower has no knowledge of any pending investigation of Borrower or any Subsidiary except as disclosed on Schedule 8.10 attached herein by any taxing authority or of any pending but unassessed tax liability of Borrower or any Subsidiary.

         Section 8.11. Margin Stock. The Term Loans are not secured, and will not be, directly or indirectly, by margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

         Section 8.12. ERISA. Borrower and each of its Subsidiaries are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither Borrower nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Neither Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

         Section 8.13. Disclosure. No statement, information, report, representation, or warranty made by Borrower in this Agreement, or in any other Loan Document or furnished to Bank in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. As of the date hereof, there is no fact known to Borrower which has a material adverse effect, or which might in the future have a Material Adverse Effect that has not been disclosed in writing to Bank.

         Section 8.14. Subsidiaries. Borrower has no Subsidiaries other than those listed on Schedule 8.14 hereto. All of the outstanding capital stock of each Subsidiary has been validly issued, is fully paid, and is nonassessable. Borrower shall, from time to time as necessary, deliver to Bank an updated
Schedule 8.14 to this Agreement, together with a certificate of an authorized officer of Borrower certifying that the information set forth in such schedule is true, correct, and complete as of such date.

         Section 8.15. Agreements. Neither Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Subsidiary is in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

         Section 8.16. Compliance With Laws. Neither Borrower nor any Subsidiary is in violation in any material respect of any law, rule, regulation, order, or decree of any Tribunal or arbitrator, except to the extent that the failure to comply therewith will not have a Material Adverse Effect.

         Section 8.17. Investment Company Act. Neither Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 8.18. Public Utility Holding Company Act. Neither Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 8.19. Environmental Matters. Except as disclosed on Schedule
8.19 hereto:

                  (a) Borrower, each Subsidiary, and all of their respective properties, assets, and operations are in full compliance with all Environmental Laws. Borrower is not aware of, nor has Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of Borrower and Subsidiaries with all Environmental Laws;

                  (b) Borrower and each Subsidiary have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and Borrower and Subsidiaries are in compliance with all of the terms and conditions of such permits;

                  (c) No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of either Borrower or any Subsidiary in violation of any Environmental Laws in effect on the date hereof. The use which Borrower and Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets in violation of any Environmental Laws in effect on the date hereof;

                  (d) Neither Borrower nor any of its Subsidiaries nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or threatened order from or agreement with any Tribunal or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

                  (e) There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of Borrower or any Subsidiaries that could reasonably be expected to give rise to any Environmental Liabilities;

                  (f) Neither Borrower nor any of its Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., regulations thereunder or any comparable provision of state law. Borrower and its Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws;

                  (g) Neither Borrower nor any of its Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

                  (h) No Lien arising under any Environmental Law has attached to any property or revenues of Borrower or any Subsidiaries.

                                   ARTICLE IX

                               Positive Covenants

         Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Bank has any Term Loan A Commitment or Term Loan B Commitment hereunder, Borrower will perform and observe the following positive covenants, unless Bank shall otherwise consent in writing:

         Section 9.1. Reporting Requirements. Borrower will furnish to Bank:

                  (a) Annual Financial Statements. As soon as available, and in any event within 120 days after the end of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 1999, (i) a copy of the annual unaudited consolidated financial report of Borrower, certified by the chief financial officer of Borrower, and
         (ii) a copy of the annual audited consolidated financial report of SAMCO, each for such fiscal year containing balance sheets and statements of income, stockholders' equity, and cash flows as of the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and, with respect to SAMCO, audited by independent certified public accountants of recognized standing reasonably acceptable to Bank;

                  (b) Monthly Financial Statements. As soon as available, and in any event within 20 days after the end of each calendar month, a copy of an unaudited consolidated financial report of SAMCO as of the end of such month and for the portion of the fiscal year then ended, containing balance sheets and statements of income, retained earnings and cash flow, all in reasonable detail certified by the chief financial officer of SAMCO to have been prepared in accordance with GAAP and to fairly and accurately present the financial condition and results of operations of SAMCO at the date and for the periods indicated therein.

                  (c) Compliance Certificate. Concurrently with the delivery of each of the financial statements referred to in subsection 9.1(b), a certificate of the chief financial officer of Borrower, in the form of Exhibit "D" hereto (i) stating that no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with Article XI;

                  (d) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Tribunal or arbitrator affecting Borrower or any Subsidiary which, if determined adversely to Borrower or such Subsidiary, could reasonably be expected to have a Material Adverse Effect;

                  (e) Notice of Default. As soon as possible and in any event within five (5) Business Days after the occurrence of each Default, a written notice setting forth the details of such Default and the action that Borrower has taken and proposes to take with respect thereto;

                  (f) ERISA Reports. As soon as possible and in any event within five (5) days after Borrower or any Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that Borrower proposes to take with respect thereto;

                  (g) Notice of Material Adverse Change. As soon as possible and in any event within five (5) days after the occurrence thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect;

                  (h) Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by Borrower or any Subsidiary to its stockholders generally and one copy of each regular, periodic or special report, registration statement, or prospectus filed by Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency; and

                  (i) General Information. Promptly, such other information concerning Borrower or any Subsidiary as Bank may from time to time reasonably request.

         Section 9.2. Maintenance of Existence; Conduct of Business. Borrower will preserve and maintain, and will cause each Subsidiary to preserve and maintain, its corporate or partnership existence, as the case may be, and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business.

Borrower will conduct, and will cause each Subsidiary to conduct, its business in an orderly and efficient manner in accordance with good business practices.

         Section 9.3. Maintenance of Properties. Borrower will maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition.

         Section 9.4. Taxes and Claims. Borrower will pay or discharge, and will cause each Subsidiary to pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither Borrower nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

         Section 9.5. Insurance. Borrower will maintain, and will cause each of the Subsidiaries to maintain, insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which Borrower and the Subsidiaries operate. Without in any way limiting the foregoing, Borrower will maintain and cause each Subsidiary to maintain workers' compensation insurance (except as expressly provided in this Section), property insurance, comprehensive general liability insurance, and products liability insurance reasonably satisfactory to Bank.

         Section 9.6. Inspection Rights. With reasonable notification and from time to time, Borrower will permit, and will cause each Subsidiary to permit, representatives of Bank to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants.

         Section 9.7. Keeping Books and Records. Borrower will maintain, and will cause each Subsidiary to maintain, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

         Section 9.8. Compliance with Laws and Agreements. Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, orders, and decrees of any Tribunal or arbitrator and all agreements, contracts, and instruments binding on it or affecting its properties or business.

         Section 9.9. Further Assurances. Borrower will, and will cause each Subsidiary to, execute and deliver such further agreements and instruments and take such further action as may be requested by Bank to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of Bank in the Collateral.

         Section 9.10. ERISA. Borrower will comply, and will cause each Subsidiary to comply, with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.

         Section 9.11. Worldwide Acquisition. Promptly after Borrower acquires Worldwide, Borrower will, and will cause Worldwide to, execute all documents required by Bank in order to grant to Bank a first priority security interest in all equity interests in Worldwide.

                                    ARTICLE X

                               Negative Covenants

         Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Bank has any Term Loan A Commitment or Term Loan B Commitment hereunder, Borrower will perform and observe the following negative covenants, unless Bank shall otherwise consent in writing:

         Section 10.1. Debt. Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Debt, except:

                  (a) Debt to Bank;

                  (b) Existing Debt described on Schedule 8.9 hereto; and

                  (c) Debt incurred in the ordinary course of business with respect to purchasing or carrying securities.

         Section 10.2. Limitation on Liens. Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except:

                  (a) Liens disclosed on Schedule 10.2 hereto;

                  (b) Liens in favor of Bank pursuant to the Loan Documents;

                  (c) Liens consisting of easements, rights-of-way, zoning restrictions or other restrictions on the real property that (i) do not (individually or in the aggregate) materially affect the value of assets encumbered thereby or materially impair the ability of Borrower or its Subsidiaries to use such property in their respective businesses and none of which is violated in any material respect by existing or proposed structures of land use;

                  (d) Liens for taxes, assessments or other governmental charges that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such Liens, and for which adequate reserves have been established;

                  (e) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such Liens, and for which adequate reserves have been established;

                  (f) Liens resulting from good faith deposits to secure payment of workmen's compensation or other social security programs or to secure the performance or tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt) or leases, all in the ordinary course of business; and

                  (g) Liens securing Debt permitted by Section 10.1(c) hereof.

         Section 10.3. Mergers, Etc. Borrower will not, and will not permit any Subsidiary to, become a party to a merger or consolidation, or purchase or otherwise acquire all or any part of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve or liquidate; provided that Borrower may acquire Worldwide pursuant to the terms of the Worldwide Acquisition Agreement.

         Section 10.4. Loans and Investments. Borrower will not make any advance, loan, extension of credit, or capital contribution to or investment in, or purchase, any stock, bonds, notes, debentures, or other securities of, any Person, other than an existing Subsidiary or Worldwide.

         Section 10.5. Transactions With Affiliates. Borrower will not enter into, and will not permit any Subsidiary to enter into, any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than is customary in the business in which Borrower is engaged.

         Section 10.6. Disposition of Assets. Borrower will not sell, lease, assign, transfer, or otherwise dispose of any of its assets, or permit any Subsidiary to do so with any of its assets, except dispositions of assets in the ordinary course of business.

         Section 10.7. Sale and Leaseback. Borrower will not enter into, and will not permit any Subsidiary to enter into, any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

         Section 10.8. Prepayment of Debt. Borrower will not prepay, and will not permit any Subsidiary to prepay, any Debt, except the Obligations. Notwithstanding the foregoing, the Service Lloyd's Debt may be repaid in amounts consistent with the repayment schedule existing as of the Effective Date as set forth on Schedule 10.8 hereto.

         Section 10.9. Nature of Business. Borrower will not, and will not permit any Subsidiary to, engage in any business other than the businesses in which they are engaged as of the date hereof.

         Section 10.10. Environmental Protection. Except as shall be in compliance with Environmental Laws, Borrower will not, and will not permit any Subsidiaries to, (a) use (or permit any tenant to use) any of their respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material, (b) generate any Hazardous Material, or (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, in each case where the same could reasonably be expected to cause a Material Adverse Effect. Borrower will not, and will not permit any Subsidiaries to, conduct any activity or use any of their respective properties or assets in any manner in violation of any Environmental Law or so as to create any Environmental Liabilities for which Borrower or any Subsidiaries would be responsible.

         Section 10.11. Limitation on New Subsidiaries. Borrower will not form any new Subsidiary.

         Section 10.12. Accounting. Borrower will not, and will not permit any Subsidiary to, (a) change its fiscal year, unless Borrower shall have given Bank prior notice of such change, or (b) make any material change (i) in accounting treatment or reporting practices, except as required by GAAP and disclosed to Bank, or (ii) in tax reporting treatment, except as required by law and disclosed to Bank.

         Section 10.13. Limitation on Issuance of Capital Stock. Borrower will not, and will not permit any Subsidiaries to, at any time issue, sell, assign, or otherwise dispose of (a) any of its capital stock, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its capital stock, or (c) any option, warrant, or other right to acquire any of its capital stock.

         Section 10.14. Restricted Payments. If any Default exists and is continuing, Borrower will not declare or pay any dividends or make any other payment or distribution (in cash, property, or obligations) on account of its capital stock, redeem, purchase, retire, or otherwise acquire any of its capital stock, or permit any of its Subsidiaries to purchase or otherwise acquire any capital stock of

Borrower or another Subsidiary, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its capital stock or for any redemption, purchase, retirement, or other acquisition of any of its capital stock, or grant or issue any capital stock or any warrant, right, or option pertaining to its capital stock, or issue any security convertible into capital stock.

         Section 10.15. Change in Management. Borrower will not make, and will not permit any Subsidiary to make, changes to the executive management of Borrower or the Subsidiaries.

         Section 10.16. No Negative Pledges. Borrower shall not, and shall not permit any of its Subsidiaries to enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any Loan Document, which directly or indirectly prohibits the Borrower or any of its Subsidiaries from creating or incurring a Lien on any of its assets.

         Section 10.17. No Restrictive Agreements. Borrower will not permit any of its Subsidiaries to enter into any indenture, agreement, instrument or other arrangement which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the declaration or payment of dividends, the making of loans, advances or investments or the sale, assignment, transfer or other disposition of property.

                                   ARTICLE XI

                               Financial Covenants

         Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Bank has any Term Loan A Commitment or Term Loan B Commitment hereunder, Borrower will observe and perform or cause SAMCO to observe and perform, as the case may be, the following financial covenants, unless Bank shall otherwise consent in writing:

         Section 11.1. Liquidity Maintenance. Borrower shall cause SAMCO to maintain Unencumbered Cash and Cash Equivalents having an aggregate market value of not less than $10,000,000 as of the end of each fiscal month.

         Section 11.2. Minimum Tangible Net Worth. Borrower shall cause SAMCO to maintain, as of the end of each fiscal month, Tangible Net Worth in an amount not less than the sum of (a) 90% of existing Tangible Net Worth as of the Effective Date plus (b) $10,000,000 plus (c) 75% of the positive cumulative net income of SAMCO for each fiscal quarter ending on and after June 30, 2000.

         Section 11.3. Minimum EBITDA Requirement. Borrower shall cause SAMCO to generate EBITDA of at least $7,500,000 during each fiscal quarter.

         Section 11.4. Minimum Capital Requirements. Borrower shall cause SAMCO to maintain, as of the end of each fiscal month, Regulatory Capital which exceeds the sum of (a) 5% of Debit Balances plus (b) Debt Service.

                                   ARTICLE XII

                                     Default

         Section 12.1. Events of Default. Each of the following shall be deemed an "Event of Default":

                  (a) Borrower shall fail to pay when due the Obligations or any part thereof and such failure shall continue unremedied for three Business Days.

                  (b) Any representation or warranty made or deemed made by Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

                  (c) Borrower, SAMCO or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Article IX of this Agreement and such failure shall continue unremedied for 20 days after Borrower receives notice of such failure or obtains knowledge thereof.

                  (d) Borrower, SAMCO or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document (except those described in (a) or (c) of this Section 12.1).

                  (e) Borrower, any Subsidiary, or any Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

                  (f) An involuntary proceeding shall be commenced against Borrower, any Subsidiary, or any Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) days.

                  (g) Any attachment or sequestration, or any similar proceeding or proceedings to seize or impose a Lien upon any assets or properties of Borrower, any Subsidiary, or any Obligated Party involving an aggregate amount in excess of $100,000 shall have been commenced against any assets or properties of Borrower, any Subsidiary, or any Obligated Party and shall not have been discharged within a period of thirty (30) days after the commencement thereof.

                  (h) A final judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered by a court or courts against Borrower, any Subsidiary, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and Borrower, the relevant Subsidiary, or the relevant Obligated Party shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

                  (i) Borrower, any Subsidiary, or any Obligated Party shall fail to pay when due any principal of or interest on any Debt (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred (and shall not be waived or otherwise cured) that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment, including, without limitation, a default under the Service Lloyd's Debt.

                  (j) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower, any Subsidiary, any Obligated Party or any of their respective shareholders, or Borrower or any Obligated party shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien or security interest created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in and Lien upon any of the Collateral purported to be covered thereby.

                  (k) Any of the following events shall occur or exist with respect to Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Bank subject Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed $100,000.

                  (l) Borrower, any Subsidiary, or any Obligated Party or any of their properties, revenues, or assets, shall become subject to an order of forfeiture, seizure, or divestiture and the same shall not have been discharged within thirty (30) days from the date of entry thereof.

                  (m) The Service Lloyd's Debt is repaid in amounts greater than the repayment schedule for the Service Lloyd's Debt existing as of the Effective Date.

         Section 12.2. Remedies Upon Default. If any Event of Default shall occur and be continuing, Bank may without notice declare the Obligations or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default under Section 12.1(e) or Section 12.1(f), the Obligations shall be immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all which are hereby expressly waived by Borrower. If any Event of Default shall occur and be continuing, Bank may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise.

         Section 12.3. Setoff. If an Event of Default shall have occurred and be continuing, Bank shall have the right to set off and apply against the Obligations in such manner as Bank may reasonably determine, at any time and without notice to Borrower, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Bank to Borrower whether or not the Obligations are then due. The rights and remedies of Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Bank may have. Bank agrees to notify Borrower after any such set-off and application.

         Section 12.4. Performance by Bank. If Borrower shall fail to perform any covenant or agreement contained in any of the Loan Documents, Bank may perform or attempt to perform such covenant or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Bank, promptly pay any reasonable amount expended by Bank in connection with such performance or attempted performance to Bank, together with interest thereon at the Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that Bank shall not have any liability or responsibility (except for its gross negligence or willful misconduct) for the performance of any obligation of Borrower under this Agreement or any other Loan Document.

                                  ARTICLE XIII

                                  Miscellaneous

         Section 13.1. Expenses. Borrower hereby agrees to pay on demand: (a) all costs and expenses of Bank in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the fees and expenses of legal counsel for Bank, (b) all costs and expenses of Bank in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the reasonable fees and expenses of legal counsel for Bank, (c) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by this Agreement or any other Loan Documents, and (d) all other costs and expenses incurred by Bank in connection with this Agreement or any other Loan Document.

         SECTION 13.2. INDEMNIFICATION. BORROWER HEREBY AGREES TO INDEMNIFY BANK, ITS AFFILIATES AND ITS RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, ATTORNEYS, AGENTS, AND PARTICIPANTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, INTEREST, EXPENSES (INCLUDING ATTORNEYS' FEES) AND AMOUNTS PAID IN SETTLEMENT TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (a) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (b) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (c) ANY BREACH BY BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (d) THE USE OR PROPOSED USE OF ANY BORROWING, OR (e) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING, INCLUDING WITHOUT LIMITATION ANY THREATENED INVESTIGATION, LITIGATION OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING; PROVIDED, HOWEVER, THAT NO PERSON TO BE INDEMNIFIED HEREUNDER SHALL HAVE THE RIGHT TO BE INDEMNIFIED FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS

INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES).

         Section 13.3. Limitation of Liability. Neither Bank nor any Affiliate, officer, director, employee, attorney, or agent of Bank shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Bank or any of Bank's Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

         Section 13.4. No Fiduciary Relationship. The relationship between Borrower and Bank with respect to the Loan Documents and the transactions governed thereby is solely that of debtor and creditor, and Bank has no fiduciary or other special relationship with Borrower with respect to the Loan Documents and the transactions governed thereby, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Bank with respect to the Loan Documents and the transactions governed thereby to be other than that of debtor and creditor.

         Section 13.5. No Waiver; Cumulative Remedies. No failure on the part of Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section 13.6. Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of Bank and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Bank.

         Section 13.7. Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Bank or any closing shall affect the representations and warranties or the right of Bank to rely upon them. Without prejudice to the survival of any other obligation of Borrower hereunder, the obligations of Borrower under Sections 13.1, and 13.2 shall survive repayment of the Notes and termination of the Term Loan Commitment.

         Section 13.8. Amendment. The provisions of this Agreement and the other Loan Documents to which Borrower is a party may be amended or waived only by an instrument in writing signed by the parties hereto.

         Section 13.9. Maximum Interest Rate. No provision of this Agreement or any other Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither Borrower nor the sureties, guarantors, successors, or assigns of Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event Bank ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Notes, at Bank's option; and, if the principal of the Notes have been paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrower and Bank shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Notes, as applicable, so that interest for the entire term does not exceed the Maximum Rate; provided that, if the unpaid principal balance is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Bank shall refund to Borrower the amount of such excess and, in such event, Bank shall not be subject to any penalties provided by any laws for contracting for, charging, receiving, taking, collecting, reserving or applying interest in excess of the Maximum Rate.

         Section 13.10. Notices. All notices and other communications provided for in this Agreement and the other Loan Documents to which Borrower is a party shall be given or made by telecopy, or in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, five (5) business days after being duly deposited in the mails, in each case given or addressed as aforesaid.

         Section 13.11. GOVERNING LAW; VENUE; SERVICE OF PROCESS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS AGREEMENT HAS BEEN ENTERED INTO IN DALLAS COUNTY, TEXAS, AND IT SHALL BE PERFORMABLE FOR ALL PURPOSES IN DALLAS COUNTY, TEXAS. ANY ACTION OR PROCEEDING AGAINST BORROWER UNDER OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS. BORROWER HEREBY IRREVOCABLY (a) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (b) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. BORROWER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 13.10. NOTHING HEREIN
OR IN ANY OF THE OTHER LOAN DOCUMENTS SHALL AFFECT THE RIGHT OF BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF BANK TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTIONS.

         Section 13.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 13.13. Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

         Section 13.14. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 13.15. Non-Application of Chapter 346 of Texas Finance Code. The provisions of Chapter 346 of the Texas Finance Code (Vernon's Texas Finance Code Ann.) are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

         Section 13.16. Participations. Bank shall have the right at any time and from time to time to grant participations in the Notes and any other Loan Documents. Each actual or proposed participant shall be entitled to receive all information received by Bank regarding Borrower and Subsidiaries, including, without limitation, information required to be disclosed to a participant pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether the actual or proposed participant is subject to the circular or not).

         Section 13.17. Construction. Borrower and Bank acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower and Bank.

         Section 13.18. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF BANK IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF.

         Section 13.19. NO ORAL AGREEMENTS THIS WRITTEN AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS, AND THE INSTRUMENTS AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                   [Balance of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       BORROWER:

                                       SERVICE ASSET INVESTMENTS, INC.

                                       By: /s/ ROGER J. EUGEMOEN, JR.
                                          ------------------------------
                                          Name: Roger J. Eugemoen, Jr.
                                          Title: President

                                       Address for Notices for Borrower:
                                       1700 Pacific Avenue, Suite 1400
                                       Dallas, Texas 75201
                                       Attention:

                                       Fax No.: 512-231-8526
                                               -------------------------
                                       Telephone No.: 512-794-9100
                                                     -------------------

                                       BANK:

                                       GUARANTY FEDERAL BANK, F.S.B.


                                       By: /s/ TROY ANDERSON
                                          --------------------------
                                          Name: Troy Anderson
                                          Title: Vice President

                                       Address for Notices:

                                       8333 Douglas Avenue
                                       Dallas, Texas 75235
                                       Attention: Troy Anderson

                                       Fax No.: (214) 360-2760
                                               ---------------------

                                       Telephone No.: (214) 360-8896
                                                     ---------------

                               INDEX TO EXHIBITS



Exhibit                      Description of Exhibit                Section
-------                      ----------------------                -------
"A"              Term Note A                                         2.2
"B"              Term Note B                                         3.2
"C"              Pledge Agreement                                    6.1(a)
"D"              Compliance Certificate                              8.1(c)


                               INDEX TO SCHEDULES


Schedule                     Description of Schedule               Section
--------                     ----------------------                -------
 8.5             Existing Litigation                                  8.5
 8.9             Existing Debt                                        8.9
 8.10            Tax Investigations                                   8.10
 8.14            List of Subsidiaries                                 8.14
 8.19            Environmental Matters                                8.19
10.2             Existing Liens                                      10.2
10.8             Service Lloyd's Debt Repayment Schedule             10.8

                                                                       EXHIBIT A

                                   TERM NOTE A

$15,000,000.00                                                    March 30, 2000

         FOR VALUE RECEIVED, the undersigned (sometimes referred to herein as "Maker"), jointly and severally if more than one, promise to pay to the order of GUARANTY FEDERAL BANK, F.S.B. ("Payee"), a federal savings bank organized and existing under the laws of the United States, at its principal offices at 8333 Douglas Avenue, Dallas, Texas 75225, or at such other place as the holder hereof may from time to time designate, the principal sum of FIFTEEN MILLION AND NO/100 ($15,000,000.00), or so much thereof as may be advanced, with interest on the principal balance from time to time remaining unpaid prior to default or maturity at the rate hereinafter provided, interest only being due and payable on the first day of each calendar quarter, commencing October 1, 2000, and continuing until and including the Maturity Date (hereinafter defined) when the unpaid principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable. The principal of this Note shall otherwise be payable in accordance with the Loan Agreement (hereinafter defined). All payments due under this Note shall be delivered to the holder hereof not later than twelve o'clock noon, Dallas, Texas time, on the date such payment becomes due and payable (or the date any voluntary prepayment of this Note is made), in immediately available funds. Any payment received by the holder hereof after such time will be deemed to have been made on the next following business day.

         Interest on the principal balance hereof from time to time remaining unpaid prior to default or maturity shall be payable at the Commercial Base Rate (as hereinafter defined) plus one-half of one percent (0.50%) per annum (the "Applicable Rate"), the Applicable Rate to be adjusted as of the effective date of any change in the Commercial Base Rate; provided, further, that the interest payable at each interest payment date shall not exceed the maximum amount that may be lawfully charged. Interest payable at each payment date shall be calculated by first determining the amount of interest on the unpaid principal balance hereof from time to time outstanding at the Applicable Rate in effect from time to time from the date hereof through the end of the quarter next preceding such payment date (or, if the Note has matured, to maturity), then deducting any interest previously paid hereon to determine the amount of interest then payable; provided, however, that the total interest accrued through the end of such quarter and at maturity shall not exceed the maximum amount of interest the holder hereof may lawfully charge hereon from the date hereof to such payment date.

         In addition to terms defined elsewhere within this Note, as used in this Note, the following terms shall have the meanings specified herein:

         "Commercial Base Rate" means, at any time, the base rate announced or published from time to time by Payee, which rate may not be the lowest rate charged by Payee; it being understood and agreed that the Commercial Base Rate shall increase or decrease, as the case may be, from time to time as of the effective date of each change in such base rate, and may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general. If, after the date of this Note, the Commercial Base Rate announced or published by Payee shall change, the Applicable Rate shall be increased or decreased, as the case may be, from time to time, as of the effective date of each change in the Commercial Base Rate charged by Payee, provided that in no event shall such interest rate exceed the Maximum Rate (hereafter defined). Notwithstanding the foregoing, if at any time the Applicable Rate exceeds the Maximum Rate, the rate of interest payable under this Note shall be limited to the Maximum Rate, as provided above, but any subsequent reductions in the Commercial Base Rate shall not reduce the Applicable Rate below the Maximum Rate until the total amount of interest accrued on this Note equals the total amount of interest which would have accrued at the Applicable Rate if the Applicable Rate had at all times been in effect. Interest on this Note shall be calculated at a daily rate equal to 1/360 of the annual percentage rate stated above, subject to the provisions hereof specifying the maximum amount of interest which may be charged or collected hereunder.

         "Event of Default" shall have the meaning set forth within the Loan Agreement.

         "Loan Agreement" shall mean the Loan Agreement of even date herewith between Maker and Payee, as amended, restated, modified, restructured, or supplemented from time to time.

         "Maturity Date" shall mean March 30, 2005, being the date this Note becomes due and payable in its entirety, unless extended pursuant to the terms of the Loan Agreement.

         "Maximum Rate" shall mean, at any time, the maximum non-usurious rate of interest under applicable law that Payee may charge Maker. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan. Documents (as defined in the Loan Agreement) that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Maker at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the applicable weekly ceiling described in, and computed in accordance with, Chapter 303 of the Texas Finance Code, as the same may be amended.

         At the option of the holder hereof, the entire principal balance and accrued interest owing hereon shall at once become due and payable without notice or demand upon the occurrence at any time of any Event of Default.

         The failure to exercise the option to accelerate the maturity of this Note upon the happening of any one or more of the Events of Default shall not constitute a waiver of the right of the holder hereof to exercise the same or any other option at that time or at any subsequent time with respect to such Event of Default. The remedies of the holder hereof, as provided in this Note and in any other of the Loan Documents, shall be cumulative and concurrent and may be pursued separately, successively or together, as often as occasion therefor shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of or impair, reduce, release or extinguish any of the rights or remedies of the holder to exercise the foregoing option or any other option granted to the holder in this Note and in any other of the Loan Documents, at that time or at any subsequent time, or nullify any prior exercise of any such option.

         The unpaid principal of and, to the extent permitted by applicable law, unpaid interest on this Note from time to time outstanding shall bear interest from and after maturity at the rate (hereinafter called the "Default Rate") of five percent (5%) per annum above the Applicable Rate (as such rate may change from time to time as provided above), provided that in no event shall such interest rate be more than the Maximum Rate. Notwithstanding anything to the contrary contained in this Note, at the option of the holder hereof, and upon notice to the undersigned at any time after the occurrence of an Event of Default, from and after such notice and during the continuance of such Event of Default, the unpaid principal of this Note from time to time outstanding and all past due installments of interest shall, to the extent permitted by applicable law, bear interest at the Default Rate (as such rate may change from time to time with each change in the Applicable Rate), provided that in no event shall such interest rate be more than the Maximum Rate.

         During the existence of any Event of Default, the holder hereof may apply any payments received hereunder or under any other of the Loan Documents in such amount, order and manner as provided in the Loan Agreement.

         The undersigned and all other parties now or hereafter liable for the payment hereof, whether as endorser, guarantor, surety or otherwise, severally waive demand, presentment, notice of dishonor, notice of intention to accelerate the indebtedness evidenced hereby, diligence in collecting, grace, notice and protest, and consent to all extensions which from time to time may be granted by the holder hereof and to all partial payments hereon, whether before or after maturity.

         If this Note is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate or other court, whether before or after maturity, the undersigned agrees to pay all costs of collection, including but not limited to reasonable attorneys' fees and expenses, incurred by the holder hereof.

         This Note is executed pursuant to the Loan Agreement, which Loan Agreement contains provisions for acceleration of the maturity hereof upon the happening of certain events, and all advances made hereunder shall be made pursuant to such Loan Agreement. This Note is secured by the Pledged Stock (as defined in the Loan Agreement). The proceeds of this Note are to be used for business, commercial, investment or other similar purposes and no portion thereof will be used for personal, family or household use.

         All agreements between the undersigned and the holder of this Note, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to the holder hereof exceed the Maximum Rate. If, from any circumstance whatsoever, interest would otherwise be payable to the holder hereof in excess of the maximum lawful amount, the interest payable to the holder hereof shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the holder hereof shall ever receive anything of value deemed interest by applicable law in excess of the Maximum Rate, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to the undersigned. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the Maximum Amount. This paragraph shall control all agreements between the undersigned and the holder hereof.

         The undersigned acknowledges and agrees that the holder of this Note may, from time to time, sell or offer to sell interests in the loan evidenced by this Note to one or more participants. The undersigned authorizes the holder of this Note to disseminate any information it has pertaining to the loan evidenced by this Note, including, without limitation, complete and current credit information on the undersigned, any of its principals and any guarantor of this Note, to any such participant or prospective participant.

         This Note may be prepaid in whole or in part, at any time, without premium or penalty.

         EXCEPT WHERE FEDERAL LAW IS APPLICABLE (INCLUDING, WITHOUT LIMITATION, ANY FEDERAL USURY CEILING OR OTHER FEDERAL LAW WHICH, FROM TIME TO TIME, IS APPLICABLE TO THE INDEBTEDNESS EVIDENCED HEREIN AND PREEMPTS STATE USURY LAWS), THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.


             [The balance of this page is intentionally left blank.]

                                       SERVICE ASSET INVESTMENTS, INC, a Texas
                                       corporation



                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                                                       EXHIBIT B

                                   TERM NOTE B

$10,000,000                                                       March 30, 2000

         FOR VALUE RECEIVED, the undersigned (sometimes referred to herein as "Maker"), jointly and severally if more than one, promise to pay to the order of GUARANTY FEDERAL BANK, F.S.B., a federal savings bank organized and existing under the laws of the United States (sometimes referred to herein as "Payee"), at its principal offices at 8333 Douglas Avenue, Dallas, Texas 75225, or at such other place as the holder hereof may from time to time designate, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000), or so much thereof as may be advanced, with interest on the principal balance from time to time remaining unpaid prior to default or maturity at the rate hereinafter provided, interest only being payable on the first day of each calendar quarter commencing July 1, 2000, and continuing until and including the Maturity Date (hereafter defined), when the unpaid principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable. The principal of this Note shall otherwise be payable in accordance with the Loan Agreement. All payments due under this Note shall be delivered to the holder hereof not later than twelve o'clock, noon, Dallas, Texas time, on the date such payment becomes due and payable (or the date any voluntary prepayment of this Note is made), in immediately available funds. Any payment received by the holder hereof after such time will be deemed to have been made on the next following business day.

         As herein provided, the unpaid Principal Amount (hereafter defined) of this Note (or portions thereof) from time to time outstanding shall bear interest prior to maturity at a varying rate per annum equal to, at Maker's option, (i) the Commercial Base Rate (hereafter defined), or (ii) the applicable LIBOR Base Rate (hereafter defined) (as elected in the manner specified in this Note), provided that in no event shall the Applicable Rate (hereafter defined) exceed the Maximum Rate (hereafter defined). Notwithstanding the foregoing, if at any time the Applicable Rate exceeds the Maximum Rate, the rate of interest payable under this Note shall be limited to the Maximum Rate, but any subsequent reductions in the Commercial Base Rate or the LIBOR Base Rate, as the case may be, shall not reduce the Applicable Rate below the Maximum Rate until the total amount of interest accrued on this Note equals the total amount of interest which would have accrued at the Applicable Rate if the Applicable Rate had at all times been in effect. Interest on this Note shall be calculated at a daily rate equal to 1/360 of the annual percentage rate stated above, subject to the provisions hereof specifying the maximum amount of interest which may be charged or collected hereunder.

         As used in this Note, the following terms shall have the meanings indicated opposite them:

         "Additional Costs" -- Any costs, losses or expenses incurred by Payee which it determines are attributable to its making or maintaining the Loan (hereafter defined), or its obligation to make any Loan advances, or any reduction in any amount receivable by Payee under the Loan or this Note.

         "Applicable Rate" -- The Commercial Base Rate (as to that portion of Principal Amount bearing interest at the Commercial Base Rate) and the LIBOR Base Rate (as to each Euro-Dollar Amount) as elected in the manner specified in this Note.

         "Assessments" -- Any impositions and assessments imposed on Payee with respect to any Euro-Dollar Amount for insurance or other fees, assessments and surcharges.

         "Commercial Base Rate" -- The base rate announced or published from time to time by Payee, which rate may not be the lowest rate charged by Payee; it being understood and agreed that the Commercial Base Rate shall increase or decrease, as the case may be, from time to time as of the effective date of each change in such base rate, and may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general.

         "Euro-Dollar Amount" -- Each portion of the Principal Amount bearing interest at the applicable LIBOR Base Rate pursuant to a Euro-Dollar Rate Request. There shall be no more than three (3) portions of the Principal Amount bearing interest at an applicable LIBOR Base Rate outstanding at any time and each such portion shall be in an amount not less than $1,000,000.

         "Euro-Dollar Business Day" -- Any day on which commercial banks are open for domestic and international business (including dealings in U.S. Dollar deposits) in New York City and Dallas, Texas.

         "Euro-Dollar Rate Request" -- Maker's telephonic notice (to be promptly confirmed in a written notice which must be received by Payee before such Euro-Dollar Rate Request will be put into effect by Payee), to be received by Payee by twelve o'clock noon (Dallas, Texas time) three (3) Euro-Dollar Business Days prior to the Euro-Dollar Business Day specified in the Euro-Dollar Rate Request for the commencement of the Interest Period, of (a) its intention to have (1) all or any portion of the Principal Amount which is not then the subject of an Interest Period (other than an Interest Period which is terminating on such Euro-Dollar Business Day), and/or (2) all or any portion of any advance of Loan proceeds which is to be made on such Euro-Dollar Business Day, bear interest at the LIBOR Base Rate, and (b) the Interest Period desired by Maker in respect of the amount specified. There shall be no more than three
(3) such requests for an election outstanding at any time.

         "Euro-Dollar Rate Request Amount" -- The amount, to be specified by Maker in each Euro-Dollar Rate Request and stated in increments of $1,000,000.00, which Maker desires to bear interest at the LIBOR Base Rate; provided, however, in no event shall any such amount be less than $1,000,000.00 in each instance.

         "Euro-Dollar Reference Source" -- The display for Euro-Dollar rates provided on The Bloomberg (a data service), viewed by accessing Page One (1) of the global deposits segment of money-market rates (or such other page as may replace Page One [1] for the purposes of displaying Euro-Dollar rates); or, at the option of Payee the display for Euro-Dollar rates on such other service selected from time to time by Payee and determined by Payee to be comparable to The Bloomberg, which other service may include Reuters Monitor Money Rates Service.

         "Event of Default" -- As defined in the Loan Agreement.

         "Interest Period" -- The period during which interest at the LIBOR Base Rate, determined as provided in this Note, shall be applicable to the applicable Euro-Dollar Rate Request Amount; provided, however, that each such period shall be either thirty (30), sixty (60) or ninety (90) days, which shall be measured from the date specified by Maker in each Euro-Dollar Rate Request for the commencement of the computation of interest at the LIBOR Base Rate, to the numerically corresponding day in the calendar month in which such period terminates (or, if there be no numerical correspondent in such month, or if the date selected by Maker for such commencement is the last Euro-Dollar Business Day of a calendar month, then the last Euro-Dollar Business Day of the calendar month in which such period terminates, or, if the numerically corresponding day is not a Euro-Dollar Business Day, then the next succeeding Euro-Dollar Business Day, unless such next succeeding Euro-Dollar Business Day enters a new calendar month, in which case such period shall end on the next preceding Euro-Dollar Business Day); and in no event shall any such period be elected which extends beyond the Maturity Date.

         "LIBOR Base Rate" -- With respect to any Euro-Dollar Amount, the rate per annum (expressed as a percentage) determined by Payee to be equal to the sum of (a) the quotient of the LIBOR Rate for the applicable Euro-Dollar Amount and the applicable Interest Period, divided by (1 minus the applicable Reserve Requirement), rounded up to the nearest 1/100 of 1%, plus (b) the applicable Assessments, plus (c) two and twenty-five one-hundredths percent (2.25%).

         "LIBOR Rate" -- The rate determined by Payee (rounded upward, if necessary, to the nearest 1/16 of 1%) equal to the offered rate (and not the bid rate) for deposits in U.S. Dollars of amounts comparable to the Euro-Dollar Rate Request Amount for the same period of time as the Interest Period selected by Maker in the Euro-Dollar Rate Request, as set forth on the Euro-Dollar Reference Source at approximately 10:00 a.m. (Dallas, Texas time) on the first day of the applicable Interest Period.

         "Loan" -- The $10,000,000 term loan evidenced hereby.

         "Loan Agreement" -- The Loan Agreement of even date herewith between Maker and Payee, as amended, restated, modified, restructured or supplemented from time to time.

         "Maturity Date" -- March 30, 2001, being the date this Note becomes due and payable in its entirety, unless extended pursuant to the terms of the Loan Agreement.

         "Maximum Rate" -- At any time, the maximum non-usurious rate of interest under applicable law that Payee may charge Maker. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents

(hereafter defined) that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Maker at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the applicable weekly ceiling described in, and computed in accordance with, Chapter 303 of the Texas Finance Code, as the same may be amended.

         "Principal Amount" -- That portion of the Loan evidenced hereby as is from time to time outstanding.

         "Regulation D" -- Regulation D of the Board of Governors of the Federal Reserve System, as from time to time amended or supplemented.

         "Regulation" -- With respect to the charging and collecting of interest at the LIBOR Base Rate, any United States federal, state or foreign laws, treaties, rules or regulations whether now in effect or hereinafter enacted or promulgated (including Regulation D) or any interpretations, directives or requests applying to a class of depository institutions including Payee under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof, excluding any change the effect of which is determined by Payee to be reflected in a change in the LIBOR Base Rate.

         "Reserve Requirement" -- The average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion U.S. Dollars against "Eurocurrency Liabilities," as such quoted term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any regulatory change against (a) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in this Note, or (b) any category of extensions of credit or other assets which includes loans the interest rate on which is determined on the basis of rates referred to in the definition of "LIBOR Rate" set forth above.

         If Maker desires the application of the LIBOR Base Rate, it shall submit a Euro-Dollar Rate Request to Payee. Such Euro-Dollar Rate Request shall specify the Interest Period and the Euro-Dollar Amount and shall be irrevocable, subject to Payee's right to convert the rate of interest payable hereunder with respect to any Euro-Dollar Amount from the LIBOR Base Rate to the Commercial Base Rate as hereinafter provided. In the event that Maker fails to submit a Euro-Dollar Rate Request with respect to an existing Euro-Dollar Amount not later than twelve o'clock noon (Dallas time) three (3) Euro-Dollar Business Days prior to the last day of the relevant Interest Period, then the applicable Euro-Dollar Amount shall bear interest, commencing at the end of such Interest Period, at the Commercial Base Rate.

         In no event shall Maker have more than three (3) Interest Periods involving Euro-Dollar Amounts in effect at any one time, whether or not any portion of the Principal Amount is then bearing interest at the Commercial Base Rate.

         Any portion of the Principal Amount to which the LIBOR Base Rate is not (or pursuant to the terms hereof cannot be) applicable shall bear interest at the Commercial Base Rate.

         Maker shall pay to Payee, promptly upon demand, such amounts as are necessary to compensate Payee for Additional Costs resulting from any Regulation which (i) subjects Payee to any tax, duty or other charge with respect to the Loan or this Note, or changes the basis of taxation of any amounts payable to Payee under the Loan or this Note (other than taxes imposed on the overall net income of Payee or of its applicable lending office by the jurisdiction in which Payee's principal office or such applicable lending office is located), (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Payee, or (iii) imposes on Payee or on the interbank Euro-Dollar market any other condition affecting the Loan or this Note, or any of such extensions of credit or liabilities. Payee will notify Maker of any event which would entitle Payee to compensation pursuant to this paragraph as promptly as practicable after Payee obtains knowledge thereof and determines to request such compensation.

         Without limiting the effect of the immediately preceding paragraph, in the event that, by reason of any Regulation, (i) Payee incurs Additional Costs based on or measured by the amount of (1) a category of deposits or other liabilities of Payee which includes deposits by reference to which the LIBOR Rate is determined as provided in this Note and/or (2) a category of extensions of credit or other assets of Payee which includes loans the interest on which is determined on the basis of rates referred to in the definition of "LIBOR Rate" set forth above, (ii) Payee becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, or (iii) it shall be unlawful or impractical for Payee to make or maintain the Loan (or any portion thereof) at the LIBOR Base Rate, then Payee's obligation to make or maintain the Loan (or portions thereof) at the LIBOR Base Rate (and Maker's right to request the same) shall be suspended and Payee shall give notice thereof to Maker and, upon the giving of such notice, interest payable hereunder at the LIBOR Base Rate shall be converted to the Commercial Base Rate, unless Payee may lawfully continue to maintain the Loan (or any portion thereof) then bearing interest at the LIBOR Base Rate to the end of the current Interest Period(s), at which time the interest rate shall convert to the Commercial Base Rate. If subsequently Payee determines that such Regulation has ceased to be in effect, Payee will so advise Maker and Maker may convert the rate of interest payable hereunder with respect to those portions of the Principal Amount bearing interest at the Commercial Base Rate to the LIBOR Base Rate by submitting a Euro-Dollar Rate Request in respect thereof and otherwise complying with the provisions of this Note with respect thereto.

         Determinations by Payee of the existence or effect of any Regulation on its costs of making or maintaining the Loan, or portions thereof, at the LIBOR Base Rate, or on amounts receivable by it in respect thereof, and of the additional amounts required to compensate Payee with respect to

Additional Costs and/or Assessments, shall be conclusive; provided, however, that such determinations are made without manifest error.

         Anything herein to the contrary notwithstanding, if, at the time of or prior to the determination of the LIBOR Base Rate in respect of any Euro-Dollar Rate Request Amount as herein provided, Payee determines (which determination shall be conclusive absent manifest error) that (i) by reason of circumstances affecting the interbank Euro-Dollar market generally, adequate and fair means do not or will not exist for determining the LIBOR Base Rate applicable to an Interest Period, or (ii) the LIBOR Rate, as determined by Payee, will not accurately reflect the cost to Payee of making or maintaining the Loan (or any portion thereof) at the LIBOR Base Rate, then Payee shall give Maker prompt notice thereof, and the applicable Euro-Dollar Rate Request Amount shall bear interest, or continue to bear interest, as the case may be, at the Commercial Base Rate. If at any time subsequent to the giving of such notice, Payee determines that because of a change in circumstances the LIBOR Base Rate is again available to Maker hereunder, Payee shall so advise Maker and Maker may convert the rate of interest payable hereunder from the Commercial Base Rate to the LIBOR Base Rate by submitting a Euro-Dollar Rate Request to Payee and otherwise complying with the provisions of this Note with respect thereto.

         Maker shall pay to Payee, immediately upon request and notwithstanding contrary provisions contained in the Loan Agreement or other Loan Documents, such amounts as shall, in the conclusive judgment of Payee reasonably exercised, compensate Payee for any loss, cost or expense incurred by it as a result of (i) any payment or prepayment, under any circumstances whatsoever, of any portion of the Principal Amount bearing interest at the LIBOR Base Rate on a date other than the last day of an applicable Interest Period, (ii) the conversion, for any reason whatsoever, of the rate of interest payable hereunder from the LIBOR Base Rate to the Commercial Base Rate with respect to any portion of the Principal Amount then bearing interest at the LIBOR Base Rate on a date other than the last day of an applicable Interest Period, (iii) the failure of all or a portion of an advance, which was to have borne interest at the LIBOR Base Rate pursuant to a Euro-Dollar Rate Request, to be made under the Loan Agreement, or (iv) the failure of Maker to borrow in accordance with a Euro-Dollar Rate Request submitted by it to Payee, which amounts shall include, without limitation, lost profits.

         Maker shall have the right to prepay, in whole or in part, the Principal Amount of this Note accruing interest at the Commercial Base Rate, without premium or penalty upon the payment of all accrued interest on the amount prepaid (and any interest which has accrued at the Default Rate (hereafter defined) and other sums that may be payable hereunder); provided, however, that any Euro-Dollar Amount may be prepaid only on the last day of the applicable Interest Period.

         All payments of principal shall be credited first against principal amounts bearing interest at the Commercial Base Rate and then toward the payment of Euro-Dollar Amounts. Payments of Euro-Dollar Amounts shall be applied in such manner as Maker shall select; provided, however, that Maker shall select Euro-Dollar Amounts to be repaid in a manner designed to minimize any losses incurred by virtue of such payment. If Maker shall fail to select the Euro-Dollar Amounts to which such payments are to be applied, or if an event of default has occurred and is continuing at the time of payment, then Payee shall be entitled to apply the payment to such Euro-Dollar Amounts in the manner it deems appropriate. Maker shall compensate Payee for any losses incurred by virtue of any payment of those portions of the Loan accruing interest at the LIBOR Base Rate prior to the last day of the relevant Interest Period, which compensation shall be determined in accordance with the provisions set forth in this Note, and any payment received pursuant to this paragraph shall be applied first to losses incurred by Payee by reason of such payment.

         If an Event of Default shall occur under the Loan Agreement, interest on the Principal Amount shall, at the option of Payee, immediately and without notice to Maker, be converted to the Commercial Base Rate. The foregoing provisions shall not be construed as a waiver by Payee of its right to pursue any other remedies available to it under the Loan Agreement or any other instrument evidencing, governing, guaranteeing or securing the Loan (collectively, the "Loan Documents"), nor shall it be construed to limit in any way the application of the Default Rate.

         Maker hereby agrees that it shall be bound by any agreement extending the time or modifying the above terms of payment, made by Payee, whether with or without notice to Maker, and Maker shall continue liable to pay the amount due hereunder, but with interest at a rate no greater than the LIBOR Base Rate or the Commercial Base Rate, as the case may be, according to the terms of any such agreement of extension or modification.

         At the option of the holder hereof, the entire principal balance and accrued interest owing hereon shall, subject to applicable laws, at once become due and payable without notice or demand upon the occurrence at any time of any Event of Default.

         The failure to exercise the option to accelerate the maturity of this Note upon the happening of any one or more of the Events of Default shall not constitute a waiver of the right of the holder hereof to exercise the same or any other option at that time or at any subsequent time with respect to such uncured default or any other Event of Default. The remedies of the holder hereof, as provided in this Note and in any other of the Loan Documents, shall be cumulative and concurrent and may be pursued separately, successively or together, as often as occasion therefor shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of or impair, reduce, release or extinguish any of the rights or remedies of the holder hereof to exercise the foregoing option or any other option granted to the holder hereof or in any other of the Loan Documents, at that time or at any subsequent time, or nullify any prior exercise of any such option.

         The unpaid principal of and, to the extent permitted by applicable law, unpaid interest on this Note from time to time outstanding shall bear interest from and after maturity at the rate (hereafter called the "Default Rate") of five percent (5%) per annum above the Commercial Base Rate (as such rate may change from time to time as provided above), provided that in no event shall such interest rate be more than the Maximum Rate. Notwithstanding anything to the contrary contained in this

Note, at the option of the holder hereof and upon notice to the undersigned at any time after the occurrence of an Event of Default, from and after such notice and during the continuance of such Event of Default, the unpaid principal of this Note from time to time outstanding and all past due installments of interest shall, to the extent permitted by applicable law, bear interest at the Default Rate (as such rate may change from time to time with each change in the Commercial Base Rate), provided that in no event shall such interest rate be more than the Maximum Rate.

         The undersigned and all other parties now or hereafter liable for the payment hereof, whether as endorser, guarantor, surety or otherwise, severally waive demand, presentment, notice of dishonor, notice of intention to accelerate the indebtedness evidenced hereby, notice of the acceleration of the maturity hereof, diligence in collecting, grace, notice and protest, and consent to all extensions which from time to time may be granted by the holder hereof and to all partial payments hereon, whether before or after maturity.

         If this Note is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate or other court, whether before or after maturity, the undersigned agrees to pay all costs of collection, including but not limited to reasonable attorneys' fees and expenses, incurred by the holder hereof.

         This Note is executed pursuant to the Loan Agreement, which Loan Agreement contains provisions for acceleration of the maturity hereof upon the happening of certain events, and all advances made hereunder shall be made pursuant to the Loan Agreement. This Note is secured by the Pledged Stock (as defined in the Loan Agreement). The proceeds of this Note are to be used for business, commercial, investment or other similar purposes and no portion thereof will be used for personal, family or household use.

         All agreements between the undersigned and the holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to the holder hereof exceed the Maximum Rate. If from any circumstance the holder hereof shall ever receive anything of value deemed interest by applicable law in excess of the Maximum Rate, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to the undersigned. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the Maximum Rate. This paragraph shall control all agreements between the undersigned and the holder hereof.

         The undersigned acknowledges and agrees that the holder hereof may, from time to time, sell or offer to sell interests in the Loan to one or more participants. The undersigned authorizes the holder hereof to disseminate any information it has pertaining to the Loan, including, without limitation, complete and current credit information on the undersigned, any of its principals and any guarantor of this Note, to any such participant or prospective participant.

         EXCEPT WHERE FEDERAL LAW IS APPLICABLE (INCLUDING, WITHOUT LIMITATION, ANY FEDERAL USURY CEILING OR OTHER FEDERAL LAW WHICH, FROM TIME TO TIME, IS APPLICABLE TO THE INDEBTEDNESS EVIDENCED HEREIN AND WHICH PREEMPTS STATE USURY
LAWS), THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN SUCH STATE.

                                       SERVICE ASSET INVESTMENTS, INC.,
                                       a Texas corporation


                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                                                       EXHIBIT C
                             STOCK PLEDGE AGREEMENT


         This STOCK PLEDGE AGREEMENT ("Pledge Agreement"), dated as of March 30,2000, is made by and between Service Asset Investments, Inc., a Texas corporation ("Pledgor"), and Guaranty Federal Bank, F.S.B., a federal savings bank ("Pledgee").


                                   WITNESSETH:

         WHEREAS, Pledgor and Pledgee have entered into a Loan Agreement of even date herewith (such agreement, together with all amendments, restatements, modifications and supplements thereto, being hereinafter referred to as the "Loan Agreement"); and

         WHEREAS, pursuant to the terms of the Loan Agreement, Pledgor has executed and delivered Notes; and

         WHEREAS, to induce Pledgee to make the term loans to Pledgor evidenced by Notes, Pledgor has agreed to grant a security interest in and pledge the Collateral (as hereinafter defined) to Pledgee as security for the payment of the Notes and the Obligations; and

         WHEREAS, capitalized terms used herein shall have the meanings assigned to them in the Loan Agreement.

         NOW, THEREFORE, to induce Pledgee to enter into the Loan Agreement and for good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, intending to be legally bound:

         1. Grant of Security Interest and Pledge.

                  (a) As security for the payment and performance of the Notes and the Obligations, including, without limitation, the due and punctual payment of the principal of, and accrued and unpaid interest on, the Notes, whether at maturity, by acceleration or otherwise, and all renewals, extensions, rearrangements, amendments, modifications and increases thereof, Pledgor hereby pledges and grants to Pledgee a first priority security interest in and to, and assigns and transfers to Pledgee, (i) all of the capital stock of (w) Service Asset Management Co., a North Carolina corporation; (x) Yee, Desmond, Schroeder & Allen, an Arizona corporation; (y) IBI, Inc., a Texas corporation; and (z) Worldwide Settlements, Ltd., a United Kingdom Company. As evidenced on the date hereof by the certificates described on Schedule 1 attached hereto; (ii) all proceeds and products of the stock described in item
         (i) above; and (iii) all income, stock dividends and other distributions from items (i) and (ii) above (such shares, proceeds, products, income, stock dividends and distributions being referred to collectively as the "Collateral"). The Collateral shall be held by Pledgee, but shall continue to be registered in the name of the Pledgor unless and until the occurrence of an Event of Default.

                  (b) Pledgor hereby designates and appoints Pledgee as its attorney-in-fact and proxy, with full power of substitution, which designation and appointment is irrevocable and coupled with an interest, exercisable upon the occurrence of an Event of Default for the purpose of voting the Collateral and performing any and all acts, in the name, place and stead of Pledgor, that are authorized by the provisions of this Pledge Agreement. Accordingly, Pledgor irrevocably constitutes and appoints Pledgee as Pledgor's proxy and attorney-in-fact, effective only after notice to Pledgor after an Event of Default has occurred and so long as it is continuing, but with full power of substitution, to vote, and to act with respect to, the Collateral, standing in the name of Pledgor or with respect to which Pledgor is entitled to vote and act.

                  (c) Concurrently with, or within two Business Days after, the execution and delivery of this Pledge Agreement, Pledgor shall deliver to Pledgee all certificates identified in Schedule 1 accompanied by undated stock powers duly executed in blank.

         2. Voting.

         During the term of this Pledge Agreement and for so long as no Event of Default shall have occurred, Pledgor shall have the sole and absolute right to vote the Collateral. After an Event of Default has occurred and so long as it is continuing, the right to vote the Collateral is vested exclusively in Pledgee. Such proxy is coupled with an interest, is irrevocable, and continues until the Obligations are fully paid and performed.

         3. Cash Dividends and Distributions.

         During the term of this Pledge Agreement and for so long as no Event of Default shall have occurred, cash dividends and cash distribution payments may be paid to Pledgor. All non-cash dividends and other non-cash distributions shall be immediately delivered to Pledgee (together with appropriate stock powers signed by Pledgor).

         4. Transfer, Dividends, Etc. After Default.

         If an Event of Default shall have occurred, then upon written notice to Pledgor, Pledgee may take any of the following actions:

                  (a) Pledgee may, in its absolute discretion, cause all or any of the Collateral then held by it under this Pledge Agreement to be transferred into the name of Pledgee, or the name or names of the nominee or nominees of Pledgee;

                  (b) Pledgee may receive, and Pledgor upon request shall assign to the order of Pledgee, all dividends, interest or principal and payments or other distributions in respect of the Collateral, all of which shall thereafter be held by Pledgee as part of the Collateral or shall be applied to the Notes and the Obligations in such manner and order as Pledgee determines in its absolute discretion;

                  (c) Pledgee, as Pledgor's attorney-in-fact and proxy, shall have and may exercise on behalf of Pledgor all rights of an owner in respect of any of the Collateral hereunder or may, in any respect not contrary to the provisions of this Pledge Agreement, permit such rights to be exercised by Pledgor; and, without limiting the generality of the foregoing, in its discretion:

                           (i) Pledgee may join in and become a party to any
                  plan of reorganization and readjustment, whether voluntary or involuntary, may deposit any of the Collateral under such plan or make any exchange or surrender or permit any substitution of or cancellation of the Collateral as required by such plan and may take all such action as may be required by such plan; provided, however, that all securities issued or created under such plan and exchanged for the Collateral or any portion thereof, and all securities, monies or property received pursuant to such plan shall thereafter be subject to the terms of this Pledge Agreement and become part of the Collateral or shall be applied to the Notes and Obligations in such manner and order as Pledgee determines in its absolute discretion; and

                           (ii) Pledgee may receive, endorse and collect all
                  checks, whether or not made payable to the order of Pledgor, representing any dividend, interest or principal payments or other distributions at any time paid or made on or with respect to the Collateral all of which shall be held by Pledgee pursuant to the terms of this Pledge Agreement as part of the Collateral or shall be applied to the Notes and Obligations in such manner and order as Pledgee determines in its absolute discretion.

         5. Representations and Warranties of Pledgor. Pledgor represents and warrants to Pledgee as follows:

                  (a) Financing Statements. Except for financing statements in favor of Pledgee, no financing statement covering the Collateral or any portion thereof, or any proceeds thereof, is on file in any public office.

                  (b) Ownership Free of Encumbrances. All shares of capital stock that are Collateral are duly issued, fully paid and non-assessable, and except for the security interest granted hereby to Pledgee, Pledgor now owns the Collateral free from any lien, security interest, claim or encumbrance.

                  (c) Benefit. Pledgor will benefit, directly or indirectly, from the loans to Pledgor evidenced by the Notes.

                  (d) All Outstanding Stock; No Warrants; Etc. The 1,000 shares of common stock of Service Asset Management Company pledged hereunder represent all of the outstanding capital stock of Service Asset Management Co. The 100 shares of common stock of Yee, Desmond, Schroeder & Allen pledged hereunder represent all of the outstanding capital stock of Yee, Desmond, Schroeder & Allen. The _____ shares of common stock of IBI, Inc. pledged hereunder represent all of the outstanding capital stock of IBI, Inc. The ____ shares of stock of Worldwide Settlements, Ltd. pledged hereunder represent all of the outstanding capital stock of Worldwide Settlements, Ltd. There are no warrants, options or other rights to acquire capital stock of Service Asset Management Co., Yee Desmond, Schroeder & Allen, IBI, Inc. and Worldwide Settlements, Ltd. outstanding.

                  (e) Organization and Authority. Pledgor is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation. Pledgor has the corporate power and authority to execute, deliver, and perform this Agreement, and the execution, delivery, and performance of this Agreement by Pledgor have been duly authorized by all necessary corporate action on the part of Pledgor and do not and will not violate or conflict with the articles of incorporation or bylaws of Pledgor or any law, rule, or regulation or any order, writ, injunction, or decree of any court, governmental authority, or arbitrator and do not and will not conflict with, result in a breach of, or constitute a default under the provisions of any indenture, mortgage, deed of trust, security agreement, or other instrument or agreement binding on Pledgor or any of its property.

         6. Covenants.

                  (a) Encumbrances. Pledgor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any Lien, security interest, or other encumbrance on the Collateral except the pledge and security interest of Pledgee hereunder, and shall defend Pledgor's rights in the Collateral and Pledgee's security interest in the Collateral against the claims of all Persons.

                  (b) Sale of Collateral. Pledgor shall not sell, assign, or otherwise dispose of the Collateral or any part thereof without the prior written consent of Pledgee.

                  (c) Distributions. If Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase, or reduction of capital or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for any Collateral or otherwise, Pledgor agrees to accept the same as Pledgee's agent and to hold the same in trust for Pledgee, and to deliver the same forthwith to Pledgee in the exact form received, with the appropriate endorsement of Pledgor when necessary and/or appropriate undated stock powers duly executed in blank, to be held by Pledgee as additional Collateral for the Obligations, subject to the terms hereof. Any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of the issuer thereof shall be paid over to Pledgee to be held by it as additional Collateral for the Obligations subject to the terms hereof; and in case any distribution of capital shall be made on or in respect of the Collateral or any property shall be distributed upon or with respect to the Collateral pursuant to any recapitalization or reclassification of the capital of the issuer thereof or pursuant to any reorganization of the issuer thereof, the property so distributed shall be delivered to the Pledgee to be held by it, as additional Collateral for the Obligations, subject to the terms hereof. All sums of money and property so paid or distributed in respect of the Collateral that are received by Pledgor shall, until paid or delivered to Pledgee, be held by Pledgor in trust as additional security for the Obligations.

                  (d) Further Assurances. At any time and from time to time, upon the request of Pledgee, and at the sole expense of Pledgor, Pledgor shall promptly execute and deliver all such further instruments and documents and take such further action as Pledgee may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statements as Pledgee may require. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement. Subject to the right of Pledgor to receive cash dividends under Section 3 hereof, in the event any Collateral is ever received by Pledgor, Pledgor shall promptly transfer and deliver to Pledgee such Collateral so received by Pledgor (together with any necessary endorsements in blank or undated stock powers duly executed in blank), which Collateral shall thereafter be held by Pledgee pursuant to the terms of this Agreement. Pledgee shall at all times have the right to exchange any certificates representing Collateral for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

                  (e) Inspection Rights. Pledgor shall permit Pledgee and its representatives to examine, inspect, and copy Pledgor's books and records at any reasonable time and as often as Pledgee may reasonably desire.

                  (f) Taxes. Pledgor agrees to pay or discharge prior to delinquency all taxes, assessments, levies, and other governmental charges imposed on it or its property, except Pledgor shall not be required to pay or discharge any tax, assessment, levy, or other governmental charge if (i) the amount or validity thereof is being contested by Pledgor in good faith by appropriate proceedings diligently pursued, (ii) such proceedings do not involve any risk of sale, forfeiture, or loss of the Collateral or any interest therein, and (iii) adequate reserves therefor have been established in conformity with GAAP.

                  (g) Notification. Pledgor shall promptly notify Pledgee of (i) any Lien, security interest, encumbrance, or claim made or threatened against the Collateral, (ii) any material change in the Collateral, including, without limitation, any material decrease in the value of the Collateral, and (iii) the occurrence or existence of any Event of Default or the occurrence or existence of any condition or event that, with the giving of notice or lapse of time or both, would be an Event of Default.

                  (h) Additional Securities. Pledgor shall not consent to or approve the issuance of any additional shares of any class of capital stock of any issuer of Collateral, or any securities convertible into, or exchangeable for, any such shares or any warrants, options, rights, or other commitments entitling any Person to purchase or otherwise acquire any such shares.

         7. Rights of Pledgee Upon Event of Default.

         Upon the occurrence of an Event of Default, Pledgee may, at its option, but subject to the provisions of this Section 7, have and exercise all rights of a secured party under the Texas Business and Commerce Code, including, without limitation, the following specific rights:

                  (a) to take and assume immediate possession of the Collateral without further notice to Pledgor or prior resort to legal process;

                  (b) to sell or otherwise dispose of all or any portion of the Collateral judicially or at public or private sale or any combination thereof, and to bid and become a purchaser at any public (including judicial) sale;

                  (c) written notice shall be given to Pledgor as provided for in Section 13 hereof 10 days prior to the date of any public sale of all or any portion of the Collateral, or 10 days prior to the date after which a private sale of all or any portion of Collateral will be made, and Pledgor agrees that such notice shall constitute reasonable commercial notice of such public or private sale;

                  (d) to apply the proceeds of disposition of the Collateral in satisfaction of the Notes and the Obligations; and

                  (e) to apply any cash or other proceeds received by Pledgee pursuant to Section 4(c)(ii) hereof in full or partial satisfaction of the Notes and the Obligations.

         Pledgee, pursuant to paragraph (b) of Section 1 of this Pledge Agreement, may make and execute all conveyances, assignments and transfers of the Collateral sold pursuant to this Section 7 that Pledgee shall reasonably deem advisable, and the Pledgor hereby ratifies and confirms all that Pledgee, as Pledgor's attorney-in-fact, shall reasonably do by virtue thereof. Nevertheless, Pledgor shall, if so requested by Pledgee, ratify and confirm any sale or sales by executing and delivering or causing to be executed and delivered to Pledgee or to such purchaser or purchasers all such instruments as may, in the sole judgment of Pledgee, be advisable for the purpose.

         The receipt of Pledgee for the purchase money paid at any such sale made by it shall be sufficient discharge therefor to any purchaser of any of the Collateral, or any portion thereof, sold as aforesaid; and no such purchaser (or his, her or its representatives or assigns), after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof or in any manner whatsoever be answerable for any loss, misapplication or non-application of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

         8. No Waiver.

         No failure on the part of the Pledgee to exercise, and no delay on the part of Pledgee in exercising, any right, power or remedy hereunder shall operate as a waiver hereof, nor shall any single or partial exercise by Pledgee of any right, power or remedy hereunder serve to in any way limit Pledgee in the further exercise of all or any portion of its rights, powers and remedies hereunder. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

         9. Termination of Pledge.

         When the Notes and Obligations (and all renewals, extensions, modifications and increases thereof) have been fully and indefeasibly paid and performed and all commitments to lend under the Loan Agreement have terminated, this Pledge Agreement shall terminate and be of no further force or effect. Upon termination of this Pledge Agreement, Pledgee hereby covenants and agrees to forthwith assign, transfer and deliver the Collateral, or to cause such Collateral to be assigned, transferred and delivered, to Pledgor or its designees.

         10. Governing Law, Severability.

         This Pledge Agreement shall in all respects be construed and interpreted in accordance with and governed by the laws of the State of Texas. Any provisions of this Pledge Agreement which are found to be invalid shall be severable and shall not invalidate the remainder of this Pledge Agreement.

         11. Successors and Assigns.

         This Pledge Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Pledgor and Pledgee and each subsequent holder of the Notes and the Obligations; provided, however, Pledgor may not assign any of its rights or obligations under this Pledge Agreement.

         12. Additional Instruments and Assurances.

         Pledgor hereby agrees, at its own expense, to execute and deliver or cause to be executed and delivered, from time to time, any and all other instruments and to perform such other acts as Pledgee may reasonably request to effect the purpose of this Pledge Agreement. Pledgor agrees to pay all transfer taxes, if any, that may be payable or determined to be payable in connection with any transfer of all or any portion of the Collateral pursuant to the terms hereof.

         13. Notices.

         All notices, demands and other communications required or permitted to be given shall be in writing and must be personally delivered or mailed by prepaid certified or registered mail to the party to whom such notice or communication is directed at the address of such party shown on the signature page hereof. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid or, if mailed, on the second business day it is mailed as aforesaid.

         14. Amendment.

         Neither this Pledge Agreement nor any term or provision hereof may be amended, except by an instrument in writing executed by Pledgor and Pledgee.

         15. Compliance and Securities Laws.

         The securities initially pledged to Pledgee hereunder have not been registered under the Securities Act of 1933 or any other securities statute. Pledgor agrees that, because of the Securities Act of 1933, as amended, or any other laws or regulations, and for other reasons, there may be legal and/or practical restrictions or limitations affecting Pledgee in any attempts to dispose of certain portions of the Collateral and to enforce its rights, privileges and remedies granted pursuant to this Pledge Agreement. For these reasons, Pledgee is hereby authorized by Pledgor, but not obligated, in the event of the occurrence of an Event of Default, to sell all or any part of the Collateral at private sale, subject to investment letter or in any other manner that will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, or any other similar law or regulation, at the best price reasonably obtainable by Pledgee at any such private sale or other disposition in the manner mentioned above. Pledgee is also hereby authorized by Pledgor, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as Pledgee reasonably may deem to be required or appropriate in the event of sale or disposition of any of the Collateral. Pledgor understands that Pledgee may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral, or any part or parts thereof, than would otherwise be obtainable if same were either offered to a large number of potential purchasers, or registered and sold in the open market. Pledgor agrees (a) that in the event Pledgee shall, upon the occurrence of an Event of Default, sell the Collateral, or any portion thereof, at such private sale or sales, Pledgee shall have the right, but not the obligation, to obtain or rely upon the advice and opinion of any member or firm of a national securities exchange as to the best price reasonably obtainable upon such a private sale thereof, and (b) that such reliance shall be conclusive evidence that Pledgee handled such matter in a commercially reasonable manner under the applicable provisions of the Texas Business and Commerce Code.

         16. Final Agreement. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         Executed to be effective as of the date first written above.

                                       PLEDGOR:

                                       SERVICE ASSET INVESTMENTS, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                       Address: 1700 Pacific Avenue
                                                Suite 1400
                                                Dallas, Texas 75201

                                       PLEDGEE:

                                       GUARANTY FEDERAL BANK, F.S.B.



                                       BY:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                       Address: 8333 Douglas Avenue
                                                Dallas, Texas 75235



                             STOCK PLEDGE AGREEMENT
                                 SIGNATURE PAGE

                                   SCHEDULE 1


          ENTITY                           NUMBER OF SHARES                   CERTIFICATE NUMBER(S)
          ------                           ----------------                   ---------------------
Service Asset Management Co.                    1,000                                   4

Yee, Desmond, Schroeder & Allen                   100                                   4

IBI, Inc.                                          --                                  --

Worldwide Settlements, Ltd.                        --                                  --

                                                                       EXHIBIT D

                             COMPLIANCE CERTIFICATE

              FOR MONTH ENDED ________, 2000 (the "Subject Period")


BANK:            GUARANTY FEDERAL BANK, F.S.B.              DATE: ________, 2000
BORROWER:        SERVICE ASSET INVESTMENTS, INC.

--------------------------------------------------------------------------------

         This certificate is delivered pursuant to Section 9.1(c) of the Loan Agreement (as renewed, extended, or amended, the "Loan Agreement") dated as of March 30, 2000, among Borrower and Bank. All defined terms used in this certificate shall have the meanings ascribed to them in the Loan Agreement.

         I certify to Bank that, as of the date of this certificate, (a) I am an officer of the Borrower and that, as such, am authorized to execute this certificate on behalf of Borrower; (b) the financial statements of Borrower attached to this certificate were prepared in accordance with GAAP, and present fairly the financial condition and results of operations of the Borrower as of, and for the (month or fiscal year) ended as on, the last day of the Subject Period; (c) a review of the activities of the Borrower during the Subject Period has been made under my supervision with a view to determining whether, during the Subject Period, the Borrower performed, and complied with all of its obligations under the Loan Documents, and during the Subject Period, to my knowledge (i) the Borrower performed, and complied with all of its obligations under the Loan Documents (except for the deviations, if any, set forth on the schedule annexed to this certificate) in all material respects, and (ii) no Event of Default (nor any default) has occurred which has not been cured or waived (except Events of Default and defaults, if any, described on the schedule annexed to this certificate or otherwise waived in writing by Bank); and (d) to my knowledge, the status of compliance by Borrower with the financial covenants specified in the Loan Agreement at the end of the Subject Period (month or fiscal quarter), is as set forth on the schedule annexed to this certificate.

                                       SERVICE ASSET INVESTMENTS, INC.

                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

11.3      Minimum EBITDA Requirement

          (a) SAMCO EBITDA for the Subject Period                          $
                                                                            ---------

          (b) Minimum EBITDA required for the Subject Period               $7,500,000

          (c) Borrower is in compliance with this covenant                 Yes   No
                                                                              --   --

11.4      Minimum Capital Requirements

          (a) Regulatory Capital                                           $
                                                                            ---------

          (b) 5% of Debit Balances                                         $
                                                                            ---------

          (c) Debt Service                                                 $
                                                                            ---------

          (d) Line (b) plus Line (c)                                       $
                                                                            ---------

          (e) Is Line (a) greater than Line (d) for the Subject Period?    Yes   No
                                                                              --   --

          (f) Borrower is in compliance with this covenant                 Yes   No
                                                                              --   --



SCHEDULE TO COMPLIANCE CERTIFICATE - Page 2

                                  SCHEDULE 8.5

                              EXISTING LITIGATION


                                      NONE.

                                  SCHEDULE 8.9

                                 EXISTING DEBT



    FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) PAYABLE TO BANK ONE.

                                  SCHEDULE 8.10

                               TAX INVESTIGATIONS


                                      NONE

                                  SCHEDULE 8.14

                                  SUBSIDIARIES
                                       OF
                     SERVICE ASSET INVESTMENTS, INC. (TEXAS)


         (1)      Service Asset Management Co. (Texas)

         (2)      Yee, Desmond, Schroeder & Allen (Arizona)

         (3)      IBI, Inc.

         (4)      Worldwide Settlements, Ltd.

                                  SCHEDULE 8.19

                             ENVIRONMENTAL MATTERS


                                      NONE.

                                  SCHEDULE 10.2

                                 EXISTING LIENS



         NO OUTSTANDING LIENS OTHER THAN THE FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) BANK ONE NOTE PREVIOUSLY IDENTIFIED IN SCHEDULE 8.9 - EXISTING DEBT.

                                  SCHEDULE 10.8

                    Service Lloyd's Debt Repayment Schedule

                                 SCHEDULE 10.8

                              TO COME POST-CLOSING

                                  Closing Index

                               FIRST AMENDMENT TO
                                 LOAN AGREEMENT

                                 by and between

                         SERVICE ASSET INVESTMENTS, INC.

                                   as borrower

                                       and

                          GUARANTY FEDERAL BANK, F.S.B.

                                    as lender

                            dated as of July 31, 2000

                                      Key:


BC       =       Borrower's Counsel
GFB      =       Guaranty Federal Bank, F.S.B., lender
PWI      =       Penson Worldwide, Inc., Subsidiary of SAI
PWS      =       Penson Worldwide Settlements, Ltd., Subsidiary of PWI
SAI      =       Service Asset Investments, Inc., borrower
WSM      =       Winstead Sechrest & Minick, counsel to GFB

                                    Document

1.       First Amendment to Loan Agreement - GFB, SAI

         Exhibits:

                  D - Compliance Certificate

                  E - Term Note C

         Schedules:

                  8.14  - Subsidiaries

2.       $10,000,000 Term Note C - SAI

3.       Limited Guarantees

         a.      Roger J. Engemoen, Jr.

         b.      J. Kelly Gray

         c.      William D. Gross

         d.      Philip A. Pendergraft

         e.      Daniel P. Son

4.       Amended and Restated Stock Pledge Agreement - SAI, GFB

5.       Penson Pledge Agreement - PWI, GFB

6.       Stock Powers and Stock Certificates for PWI and PWS

7.       UCC-3 Financing Statement: SAI

         Jurisdiction:

          Texas Secretary of State

8.       UCC-l Financing Statement: PWI

         Jurisdiction:

          Delaware Secretary of State

9.       Officer's Certificate of SAI

         Exhibits:

         A - Resolutions

10.      Officer's Certificate of PWI

                   A   -  Resolutions

                   B   -  Articles of Incorporation

                   C   -  Bylaws

                   D   -  Certificates of Existence and Good Standing

                        FIRST AMENDMENT TO LOAN AGREEMENT


         This First Amendment to Loan Agreement (this "Amendment") is dated as of July 31, 2000 by and between SERVICE ASSET INVESTMENTS, INC., a Texas corporation ("Borrower"), and GUARANTY FEDERAL BANK, F.S.B. ("BANK").


                                    RECITALS:

         A. Borrower and Bank have entered into that certain Loan Agreement dated March 30, 2000 (as the same has been or may be amended, modified or supplemented, the "Agreement"), pursuant to which Bank agreed to extend credit to Borrower in the form of two term loans under the terms and provisions stated therein.

         B. Borrower has requested Bank to amend certain provisions of the Agreement and to provide a new term loan in the principal amount of $10,000,000 ("Term Loan C"), which Bank is willing to do pursuant to the terms and conditions hereinafter provided.

         C. Borrower and Bank now desire to amend the Agreement as herein set forth.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Agreement, as amended hereby.

                                   ARTICLE II

                             AMENDMENTS TO AGREEMENT

         Section 2.1 Amendments to Section 1.1.

                  A. Addition of Defined Terms. Effective as of the date hereof, the following defined terms are hereby added to the Agreement:

                           1. "CyberCorp Distribution" means, following the sale of CyberCorp stock owned by Borrower, the distribution to Borrower's owners of the after-tax net proceeds from such sale, which net proceeds are anticipated to be approximately $1,500,000.

                           2. "Penson" means Penson Worldwide, Inc.

                           3. "Penson Pledge Agreement" means the pledge agreement to be executed by Penson, pledging the Penson Pledged Stock, in form and substance acceptable to Bank, and all extensions, renewals and modifications thereof.

                           4. "Penson Pledged Stock" means all shares of capital stock of Worldwide, now owned or hereafter acquired by Penson, which shall constitute 100% of the issued and outstanding capital stock of Worldwide.

                           5. "SAMCO Capital Markets" means the division of Borrower that offers fixed income sales; trading and underwriting, public finance and investment banking services.

                           6. "Term Loan C" means the term loan from Bank to Borrower in the principal amount of $10,000,000.

                           7. "Term Loan C Commitment" means the obligation of Bank to make Term Loan C pursuant to Section 3A.1 in an aggregate principal amount up to but not exceeding $10,000,000.

                           8. "Term Loan C Maturity Date" means January 1, 2001.

                           9. "Term Note C" means the promissory note to be executed by Borrower and payable to the order of Bank, in substantially the form of Exhibit "E" hereto, and all extensions, renewals, and modifications thereof.

                  B. Modification to Definition of Pledged Stock. Effective as of the date hereof, the definition of "Pledged Stock" is hereby amended to read as follows:

                           "Pledged Stock" means all shares of capital stock of
                  Service Asset Management, Inc. and Penson Worldwide, Inc., now owned or hereafter acquired by Borrower, which Pledged Stock shall constitute 100% of the issued and outstanding capital stock of such entities.

                  C. Modification to Definition of Term Loans. Effective as of the date hereof, the definition of "Term Loans" is hereby amended to read as follows:

                           "Term Loans" means Term Loan A, Term Loan B and Term
                  Loan C, collectively.

                  D. Modification to Definition of Worldwide. Effective as of the date hereof, the definition of "Worldwide" is hereby amended to read as follows:

                           "Worldwide" means Penson Worldwide Settlements, Ltd.

         Section 2.2 Addition of Article IIIA. Effective as of the date hereof,
Article IIIA is hereby added to the Agreement as follows:

                                  "ARTICLE IIIA

                                   Term Loan C

                  Section 3A.1 Term Loan C Commitment. Subject to the terms and conditions of this Agreement, Bank agrees to make a term loan to Borrower in a principal amount up to but not exceeding the amount of the Term Loan C Commitment in a single advance on or about July 31, 2000.

                  Section 3A.2 Term Note C. The obligation of Borrower to repay Term Loan C shall be evidenced by Term Note C executed by Borrower, payable to the order of Bank, in the principal amount of the Term Loan C Commitment, and dated as of July 31, 2000.

                  Section 3A.3 Repayment of Advance. Borrower shall repay the unpaid principal amount of Term Loan C on the Term Loan C Maturity Date.

                  Section 3A.4 Interest. The unpaid principal amount of borrowings under Term Loan C shall bear interest at the rates, and be payable on the dates, as provided in Term Note C.

                  Section 3A.5 Use of Proceeds. The proceeds of Term Loan C shall be used to finance the working capital requirements of SAMCO Capital Markets.

                  Section 3A.6 Underwriting Fee. Borrower agrees to pay to Bank an underwriting fee with respect to Term Loan C equal to $25,000, payable on the

         Effective Date, which fee shall be deemed fully earned and nonrefundable on July 31, 2000."

         Section 2.3 Amendment to Section 4.3. Effective as of the date hereof,
Section 4.3 of the Agreement is hereby amended in its entirety to read as follows:

                 "Section 4.3 Mandatory Prepayment. In the event of any public offering of securities of Borrower or any of the Subsidiaries, Borrower shall prepay the Obligations in full within three Business Days after the completion of such offering."

         Section 2.4 Addition of Section 6.1(c). Effective as of the date hereof, Section 6.1(c) is hereby added to the Agreement as follows:

                  "(c) Penson shall grant to Bank a first priority security interest in the Penson Pledged Stock pursuant to the Penson Pledge Agreement and shall deliver the original stock certificates representing the Penson Pledged Stock and stock transfer powers duly executed in blank."

         Section 2.5 Amendment to Article XI. Effective as of the date hereof,
Article XI is hereby deleted in its entirety and is replaced by the following:

                                   "ARTICLE XI

                               Financial Covenants

                  Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding, Borrower will observe and perform or cause SAMCO to observe and perform, as the case may be, the following financial covenants, unless Bank shall otherwise consent in writing:

                  Section 11.1 Monthly Liquidity Maintenance. Borrower shall cause SAMCO to maintain Unencumbered Cash and Cash Equivalents having an aggregate market value of not less than $12,000,000 as of the end of each fiscal month.

                  Section 11.2 Quarterly Minimum Tangible Net Worth. Borrower shall cause SAMCO to maintain as of the end of each fiscal month, Tangible Net Worth in an amount not less than the sum of (a) 90% of existing Tangible Net Worth as of the Effective Date plus (b) $10,000,000 plus (c) 75% of the combined positive cumulative net income of SAMCO for each fiscal quarter ending on and after June 30, 2000.

                  Section 11.3 Quarterly Minimum EBITDA Requirement. Borrower shall cause SAMCO to generate EBITDA of at least $9,000,000 during each fiscal quarter.

                  Section 11.4 Monthly Minimum Capital Requirements. Borrower shall cause SAMCO to maintain as of the end of each fiscal month, Regulatory Capital which exceeds the sum of (a) 5% of Debit Balances plus (b) Debt Service."

         Section 2.6 Substitution of Exhibit "D". Effective as of the date hereof, the Compliance Certificate attached as Exhibit "D" to the Agreement is hereby deleted in its entirety and is replaced with Exhibit "D" attached hereto.

         Section 2.7 Substitution of Schedule 8.14. Effective as of the date hereof, Schedule 8.14 to the Agreement is hereby deleted in its entirety and is replaced with Schedule 8.14 attached hereto.

                                   ARTICLE III

                                    CONSENTS

         Section 3.1 Consent to Distribution. Notwithstanding any limitations contained in Article X of the Agreement, Bank consents to the CyberCorp Distribution.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         Section 4.1 Conditions. The effectiveness of this Amendment and the making of Term Loan C are subject to the satisfaction of the following conditions precedent:

                  (a) Bank shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to Bank:

                           (1) Amendment. This Amendment, duly executed by
                  Borrower;

                           (2) Term Note C. Term Note C, duly executed by
                  Borrower;

                           (3) Amended and Restated Pledge Agreement. An amended
                  and restated pledge agreement, in form and substance satisfactory to Bank, duly executed by Borrower;

                           (4) Penson Pledge Agreement. The Penson Pledge
                  Agreement, in form and substance satisfactory to Bank, duly executed by Penson;

                           (5) Stock Certificates and Stock Powers. Stock
                  certificates evidencing all of the Pledged Stock and the Penson Pledged Stock (including without limitation the stock of Penson and Worldwide), together with stock powers relating thereto duly endorsed in blank;

                           (6) UCC Financing Statements. UCC-l and/or UCC-3
                  Financing Statements executed by Borrower and Penson in form and substance acceptable to Bank;

                           (7) Guarantees. The limited guarantees of Roger J.
                  Engemoen, Jr., J. Kelly Gray, William D. Gross, Phillip A. Pendergraft, and Daniel P. Son, guaranteeing the obligations under Term Loan C, in form and substance acceptable to Bank;

                           (8) Resolutions. Resolutions of the Board of
                  Directors of Borrower, certified by the Secretary or an Assistant Secretary of Borrower which authorize the execution, delivery, and performance by Borrower of this Amendment and the other Loan Documents to which Borrower is or is to be a party;

                           (9) Incumbency Certificate. Certificates of
                  incumbency certified by the Secretary or an Assistant Secretary of Borrower certifying the names of the officers of Borrower authorized to sign this Amendment, Term Note C, and each of the other Loan Documents to which Borrower is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers;

                           (10) Resolutions of Penson. Resolutions of the Board
                  of Directors of Penson, certified by the Secretary or an Assistant Secretary of Penson which authorize the execution, delivery, and performance by Penson of the Penson Pledge Agreement and all documents related thereto;

                           (11) Incumbency Certificate of Penson. Certificates
                  of incumbency certified by the Secretary or an Assistant Secretary of Penson certifying the names of the officers of Penson authorized to sign the Penson Pledge Agreement and all documents related thereto to which Penson is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers;

                           (12) Articles of Incorporation. The articles or
                  certificate of incorporation of Penson certified by the Secretary of State of the state of incorporation of such entity and dated within 20 days prior to the date hereof;

                           (13) Bylaws. The bylaws of Penson certified by its
                  President, Secretary or an Assistant Secretary;

                           (14) Governmental Certificates. Certificates of the
                  appropriate government officials of the state of incorporation of Penson as to its existence and good standing and certificates of the appropriate governmental officials of each state where Penson owns properties, conducts business or employs any Persons as to the qualification and good standing of such entity in such jurisdictions, each dated within 20 days prior to the date hereof;

                           (15) June 30, 2000 Financial Report. A copy of the
                  unaudited consolidated financial report of SAMCO as of June 30, 2000, together with a Compliance Certificate with respect thereto demonstrating compliance with Article 11 as in effect as of June 30, 2000;

                           (16) Underwriting Fees. Payment of the underwriting
                  fee required pursuant to Section 3A.6 of the Agreement; and

                           (17) Additional Information. Such additional
                  documents, instruments and information as Bank or its legal counsel, Winstead Sechrest & Minick P.C., may reasonably request.

                  (b) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof.

                  (c) No Event of Default shall have occurred and be continuing and no event or condition shall have occurred that with the giving of notice or lapse of time or both would be an Event of Default.

                  (d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments, and other legal matters incident thereto shall be satisfactory to Bank and its legal counsel, Winstead Sechrest & Minick P.C.

                                    ARTICLE V

                                  MISCELLANEOUS

         Section 5.1 Representations and Warranties. Borrower hereby represents and warrants to Bank that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the articles of incorporation or bylaws of Borrower, (ii) the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, (iii) no Event of Default has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be an Event of Default, and (iv) Borrower is in full compliance with all covenants and agreements contained in the Agreement as amended hereby.

         Section 5.2 Ratifications. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of, and as if made on, the date hereof. Borrower and Bank agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its respective terms.

         Section 5.3 Reference to the Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

         Section 5.4 Expenses of Bank. As provided for in the Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by Bank in connection with the preparation, negotiation, execution of this Amendment, and the other Loan Documents executed pursuant hereto and any and all amendments, modifications and supplements thereto including, without limitation, the reasonable costs and fees of Bank's legal counsel, and all reasonable costs and expenses incurred by Bank in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Documents.

         Section 5.5 Severability. Any provisions of this Amendment held by court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid or unenforceable.

         Section 5.6 Applicable Law. This Amendment and all other Loan Documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of Texas.

         Section 5.7 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Bank and Borrower and their respective successors and assigns.

         Section 5.8 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument.

         Section 5.9 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 5.10 NO ORAL AGREEMENTS. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED as of the day and year first above written.

                                    BORROWER:

                                    SERVICE ASSET INVESTMENTS, INC.


                                    By: /s/ ROGER J. ENGEMOEN, JR.
                                        ----------------------------------------
                                        Name:  Roger J. Engemoen, Jr.
                                        Title: President


                                    BANK:

                                    GUARANTY FEDERAL BANK, F.S.B.


                                    By:    /s/ TROY ANDERSON
                                       -----------------------------------------
                                           Troy Anderson
                                           Vice President

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE


             FOR MONTH ENDED _________, 2000 (the "Subject Period")

BANK:            GUARANTY FEDERAL BANK, F.S.B.             DATE: ________, 2000
BORROWER:        SERVICE ASSET INVESTMENTS, INC.


--------------------------------------------------------------------------------

         This certificate is delivered pursuant to Section 9.1(c) of the Loan Agreement (as renewed, extended, or amended, the "Loan Agreement") dated as of March 30, 2000, and as amended as of July 31, 2000, among Borrower and Bank. All defined terms used in this certificate shall have the meanings ascribed to them in the Loan Agreement.

         I certify to Bank that, as of the date of this certificate, (a) I am an officer of the Borrower and that, as such, am authorized to execute this certificate on behalf of Borrower; (b) the financial statements of Borrower attached to this certificate were prepared in accordance with GAAP, and present fairly the financial condition and results of operations of the Borrower as of, and for the (month or fiscal year) ended as on, the last day of the Subject Period; (c) a review of the activities of the Borrower during the Subject Period has been made under my supervision with a view to determining whether, during the Subject Period, the Borrower performed, and complied with all of its obligations under the Loan Documents, and during the Subject Period, to my knowledge (i) the Borrower performed, and complied with all of its obligations under the Loan Documents (except for the deviations, if any, set forth on the schedule annexed to this certificate) in all material respects, and (ii) no Event of Default (nor any default) has occurred which has not been cured or waived (except Events of Default and defaults, if any, described on the schedule annexed to this certificate or otherwise waived in writing by Bank); and (d) to my knowledge, the status of compliance by Borrower with the financial covenants specified in the Loan Agreement at the end of the Subject Period (month or fiscal quarter), is as set forth on the schedule annexed to this certificate.

                                     SERVICE ASSET INVESTMENTS, INC.


                                     By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                       SCHEDULE TO COMPLIANCE CERTIFICATE
                      (For month ended _____________, 2000)

         A. Describe deviations from performance or compliance with covenants, if any, pursuant to clause (c)(i) of attached certificate. If none, so state.



         B. Describe Events of Default or defaults, if any, pursuant to clause
(c)(ii) of the attached certificate. If none, so state.




         C. Reflect compliance with the financial covenants specified in the Loan Agreement at end of Subject Period (on a consolidated basis, if applicable) pursuant to clause (d) of the attached certificate:


11.1     Monthly Liquidity Maintenance

         (a)      Unencumbered Cash and Cash Equivalents of SAMCO for Subject                  $
                  Period                                                                        ----------

         (b)      Minimum Liquidity Maintenance required for Subject Period                    $12,000,000

         (c)      Borrower is in compliance with this covenant                                 Yes    No
                                                                                                  --    --
11.2     Quarterly Minimum Tangible Net Worth

         (a)      90% of the Tangible Net Worth of SAMCO on the Effective Date                 $
                                                                                                ----------
         (b)      $10,000,000                                                                  $
                                                                                                ----------
         (c)      Line (a) plus Line (b)                                                       $
                                                                                                ----------
         (d)      75% of positive cumulative net income of SAMCO                               $
                                                                                                ----------
         (e)      For Subject Periods on and after June 30, 2000

                  (i)      Line (c) plus Line (d)                                              $
                                                                                                ----------
                  (ii)     Is Tangible Net Worth greater than Line e(i)?                       Yes    No
                                                                                                  --    --
                  (iii)    Borrower is in compliance with the covenant                         Yes    No
                                                                                                  --    --


SCHEDULE TO COMPLIANCE CERTIFICATE - Page 1

11.3     Quarterly Minimum EBITDA Requirement

         (a)      SAMCO EBITDA for the Subject Period                                          $
                                                                                                ----------
         (b)      Minimum EBITDA required for the Subject Period                               $ 9,000,000
                                                                                                ----------
         (c)      Borrower is in compliance with this covenant                                 Yes    No
                                                                                                  --    --

11.4     Monthly Minimum Capital Requirements

         (a)      Regulatory Capital                                                           $
                                                                                                ----------
         (b)      5% of Debt Balances                                                          $
                                                                                                ----------
         (c)      Debt Service                                                                 $
                                                                                                ----------
         (d)      Line (b) plus Line (c)                                                       $
                                                                                                ----------
         (e)      Is Line (a) greater than Line (d) for the Subject Period?                    Yes    No
                                                                                                  --    --
         (f)      Borrower is in compliance with this covenant                                 Yes    No
                                                                                                  --    --

SCHEDULE TO COMPLIANCE CERTIFICATE - Page 2

                                    EXHIBIT E

                                   TERM NOTE C


$10,000,000.00                                                     July 31, 2000

         FOR VALUE RECEIVED, the undersigned (sometimes referred to herein as "Maker"), jointly and severally if more than one, promise to pay to the order of GUARANTY FEDERAL BANK, F.S.B. ("Payee"), a federal savings bank organized and existing under the laws of the United States, at its principal offices at 8333 Douglas Avenue, Dallas, Texas 75225, or at such other place as the holder hereof may from time to time designate, the principal sum of TEN MILLION AND NO/100 ($10,000,000.00), or so much thereof as may be advanced, with interest on the principal balance from time to time remaining unpaid prior to default or maturity at the rate hereinafter provided, interest only being due and payable on the first day of each calendar month, commencing September 1, 2000, and continuing until and including the Maturity Date (hereinafter defined) when the unpaid principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable. The principal of this Note shall otherwise be payable in accordance with the Loan Agreement (hereinafter defined). All payments due under this Note shall be delivered to the holder hereof not later than twelve o'clock noon, Dallas, Texas time, on the date such payment becomes due and payable (or the date any voluntary prepayment of this Note is made), in immediately available funds. Any payment received by the holder hereof after such time will be deemed to have been made on the next following business day.

         Interest on the principal balance hereof from time to time remaining unpaid prior to default or maturity shall be payable at the Commercial Base Rate (as hereinafter defined) plus one percent (1.00%) per annum (the "Applicable Rate"), the Applicable Rate to be adjusted as of the effective date of any change in the Commercial Base Rate; provided, further, that the interest payable at each interest payment date shall not exceed the maximum amount that may be lawfully charged. Interest payable at each payment date shall be calculated by first determining the amount of interest on the unpaid principal balance hereof from time to time outstanding at the Applicable Rate in effect from time to time from the date hereof through the end of the quarter next preceding such payment date (or, if the Note has matured, to maturity), then deducting any interest previously paid hereon to determine the amount of interest then payable; provided, however, that the total interest accrued through the end of such quarter and at maturity shall not exceed the maximum amount of interest the holder hereof may lawfully charge hereon from the date hereof to such payment date.

         In addition to terms defined elsewhere within this Note, as used in this Note, the following terms shall have the meanings specified herein:

         "Commercial Base Rate" means, at any time, the base rate announced or published from time to time by Payee, which rate may not be the lowest rate charged by Payee; it being understood and agreed that the Commercial Base Rate shall increase or decrease, as the case may be, from time to time as of the effective date of each change in such base rate, and may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general. If, after the date of this Note, the Commercial Base Rate announced or published by Payee shall change, the Applicable Rate shall be increased or decreased, as the case may be, from time to time, as of the effective date of each change in the Commercial Base Rate charged by Payee, provided that in no event shall such interest rate exceed the Maximum Rate (hereafter defined). Notwithstanding the foregoing, if at any time the Applicable Rate exceeds the Maximum Rate, the rate of interest payable under this Note shall be limited to the Maximum Rate, as provided above, but any subsequent reductions in the Commercial Base Rate shall not reduce the Applicable Rate below the Maximum Rate until the total amount of interest accrued on this Note equals the total amount of interest which would have accrued at the Applicable Rate if the Applicable Rate had at all times been in effect. Interest on this Note shall be calculated at a daily rate equal to 1/360 of the annual percentage rate stated above, subject to the provisions hereof specifying the maximum amount of interest which may be charged or collected hereunder.

         "Event of Default" shall have the meaning set forth within the Loan Agreement.

         "Loan Agreement" shall mean the Loan Agreement dated March 30, 2000, as amended of even date herewith, between Maker and Payee, as amended, restated, modified, restructured, or supplemented from time to time.

         "Maturity Date" shall mean January 1, 2001, being the date this Note becomes due and payable in its entirety, unless extended pursuant to the terms of the Loan Agreement.

     "Maximum Rate" shall mean, at any time, the maximum non-usurious rate of interest under applicable law that Payee may charge Maker. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents (as defined in the Loan Agreement) that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Maker at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the applicable weekly ceiling described in, and computed in accordance with, Chapter 303 of the Texas Finance Code, as the same may be amended.

         At the option of the holder hereof, the entire principal balance and accrued interest owing hereon shall at once become due and payable without notice or demand upon the occurrence at any time of any Event of Default.

         The failure to exercise the option to accelerate the maturity of this Note upon the happening of any one or more of the Events of Default shall not constitute a waiver of the right of the holder hereof to exercise the same or any other option at that time or at any subsequent time with respect to such Event of Default. The remedies of the holder hereof, as provided in this Note and in any other of the Loan Documents, shall be cumulative and concurrent and may be pursued separately, successively or together, as often as occasion therefor shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of or impair, reduce, release or extinguish any of the rights or remedies of the holder to exercise the foregoing option or any other option granted to the holder in this Note and in any other of the Loan Documents, at that time or at any subsequent time, or nullify any prior exercise of any such option.

         The unpaid principal of and, to the extent permitted by applicable law, unpaid interest on this Note from time to time outstanding shall bear interest from and after maturity at the rate (hereinafter called the "Default Rate") of five percent (5%) per annum above the Applicable Rate (as such rate may change from time to time as provided above), provided that in no event shall such interest rate be more than the Maximum Rate. Notwithstanding anything to the contrary contained in this Note, at the option of the holder hereof, and upon notice to the undersigned at any time after the occurrence of an Event of Default, from and after such notice and during the continuance of such Event of Default, the unpaid principal of this Note from time to time outstanding and all past due installments of interest shall, to the extent permitted by applicable law, bear interest at the Default Rate (as such rate may change from time to time with each change in the Applicable Rate), provided that in no event shall such interest rate be more than the Maximum Rate.

         During the existence of any Event of Default, the holder hereof may apply any payments received hereunder or under any other of the Loan Documents in such amount, order and manner as provided in the Loan Agreement.

         The undersigned and all other parties now or hereafter liable for the payment hereof, whether as endorser, guarantor, surety or otherwise, severally waive demand, presentment, notice of dishonor, notice of intention to accelerate the indebtedness evidenced hereby, diligence in collecting, grace, notice and protest, and consent to all extensions which from time to time may be granted by the holder hereof and to all partial payments hereon, whether before or after maturity.

         If this Note is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate or other court, whether before or after maturity, the undersigned agrees to pay all costs of collection, including but not limited to reasonable attorneys' fees and expenses, incurred by the holder hereof.

         This Note is executed pursuant to the Loan Agreement, which Loan Agreement contains provisions for acceleration of the maturity hereof upon the happening of certain events, and all advances made hereunder shall be made pursuant to such Loan Agreement. This Note is secured by the Pledged Stock (as defined in the Loan Agreement). The proceeds of this Note are to be used for business, commercial, investment or other similar purposes and no portion thereof will be used for personal, family or household use.

         All agreements between the undersigned and the holder of this Note, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to the holder hereof exceed the Maximum Rate. If, from any circumstance whatsoever, interest would otherwise be payable to the holder hereof in excess of the maximum lawful amount, the interest payable to the holder hereof shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the holder hereof shall ever receive anything of value deemed interest by applicable law in excess of the Maximum

Rate, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to the undersigned. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the Maximum Amount. This paragraph shall control all agreements between the undersigned and the holder hereof.

         The undersigned acknowledges and agrees that the holder of this Note may, from time to time, sell or offer to sell interests in the loan evidenced by this Note to one or more participants. The undersigned authorizes the holder of this Note to disseminate any information it has pertaining to the loan evidenced by this Note, including, without limitation, complete and current credit information on the undersigned, any of its principals and any guarantor of this Note, to any such participant or prospective participant.

         This Note may be prepaid in whole or in part, at any time, without premium or penalty.

         EXCEPT WHERE FEDERAL LAW IS APPLICABLE (INCLUDING, WITHOUT LIMITATION, ANY FEDERAL USURY CEILING OR OTHER FEDERAL LAW WHICH, FROM TIME TO TIME, IS APPLICABLE TO THE INDEBTEDNESS EVIDENCED HEREIN AND PREEMPTS STATE USURY LAWS), THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.


             [The balance of this page is intentionally left blank.]

                                       SERVICE ASSET INVESTMENTS, INC.,
                                       a Texas corporation



                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                  SCHEDULE 8.14

                                  SUBSIDIARIES
                                       OF
                    SERVICE ASSET INVESTMENTS, INC. (TEXAS)


(1)      Service Asset Management Co. (North Carolina)

(2)      Yee, Desmond, Schroeder & Allen (Arizona)

(3)      SAMCO Financial Advisors, Inc. (Texas)

(4)      Penson Worldwide, Inc. (Delaware)

(5)      Penson Worldwide Settlements, Ltd. (UK) (Subsidiary of Penson
         Worldwide, Inc.)

(6)      IBI, Inc. (Texas)

                     FIRST AMENDMENT TO AMENDED AND RESTATED
                             STOCK PLEDGE AGREEMENT

         This First Amendment to Amended and Restated Stock Pledge Agreement (this "Amendment") is dated as of September 12, 2000 by and between SERVICE ASSET INVESTMENTS, INC., a Texas corporation ("Borrower"), and GUARANTY FEDERAL BANK, F.S.B. ("Bank").


                                    RECITALS:

         A. Borrower and Bank have entered into that certain Loan Agreement dated March 30, 2000 (as the same has been or may be amended, modified or supplemented, the "Agreement"), pursuant to which Bank agreed to extend credit to Borrower in the form of two term loans under the terms and provisions stated therein.

         B. The Agreement was amended by that certain First Amendment to Loan Agreement dated as of July 31, 2000 in order to, among other things, provide a new term loan in the principal amount of $10,000,000.

         C. In connection with the Agreement, as amended, Borrower executed that certain Amended and Restated Stock Pledge Agreement dated as of July 31,2000 (the "Pledge Agreement"), pursuant to which Borrower pledged and granted to Bank a security interest in all of the capital stock of Service Asset Management Company and Penson Worldwide, Inc., and all proceeds and products thereof.

         D. Borrower and Bank now desire to amend the Pledge Agreement as herein set forth in order to clarify the assets pledged to Bank.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Agreement, as amended hereby.

                                   ARTICLE II


                         AMENDMENTS TO PLEDGE AGREEMENT

         Section 2.1 Amendments to Section 1.

                  A. Addition of Defined Terms. Effective as of the date hereof, the following sentence is hereby added to the end of Section 1(a) of the Pledge Agreement:

                     The security interest granted hereby specifically excludes any security interest in the assets of Service Asset Management Company described on Schedule 2 attached hereto.

                  B. Modification to Name of Penson Worldwide, Inc. Effective as of the date hereof, all references within the Pledge Agreement to Penson Worldwide, Inc. are hereby amended to Penson Holdings, Inc.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

         Section 3.1 Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

                  (a) Bank shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to Bank:

                     (1) Amendment. This Amendment, duly executed by Borrower;

                     (2) Additional Information. Such additional documents,
                  instruments and information as Bank or its legal counsel, Winstead Sechrest & Minick P.C., may reasonably request.

                  (b) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof.

                  (c) No Event of Default shall have occurred and be continuing and no event or condition shall have occurred that with the giving of notice or lapse of time or both would be an Event of Default.

                  (d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments, and other legal matters incident thereto shall be satisfactory to Bank and its legal counsel, Winstead Sechrest & Minick P.C.

                                   ARTICLE IV

                                  MISCELLANEOUS

         Section 4.1 Delivery of Stock Certificate. Borrower hereby agrees that within 30 days of the date hereof, Borrower will issue a replacement stock certificate and all other necessary documentation evidencing the change of the name of Penson Worldwide, Inc. to Penson Holdings, Inc. and will deliver such stock certificate, along with all other documentation required by Bank, including, without limitation, executed stock powers, to Bank.

         Section 4.2 Representations and Warranties. Borrower hereby represents and warrants to Bank that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the articles of incorporation or bylaws of Borrower, (ii) the representations and warranties contained in the Agreement and the Pledge Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, (iii) no Event of Default has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be an Event of Default, and (iv) Borrower is in full compliance with all covenants and agreements contained in the Agreement and the Pledge Agreement as amended hereby.

         Section 4.3 Ratifications. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement, the Pledge Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of, and as if made on, the date hereof. Borrower and Bank agree that the Agreement and the Pledge Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

         Section 4.4 Reference to the Agreement. Each of the Loan Documents, including the Agreement and the Pledge Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement or the Pledge Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Pledge Agreement shall mean a reference to the Pledge Agreement as amended hereby.

         Section 4.5 Expenses of Bank. As provided for in the Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by Bank in connection with the preparation, negotiation, execution of this Amendment, and the other Loan Documents executed pursuant hereto and any and all amendments, modifications and supplements thereto including, without limitation, the reasonable costs and fees of Bank's legal counsel, and all reasonable costs and expenses incurred by Bank in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Documents.

         Section 4.6 Severability. Any provisions of this Amendment held by court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid or unenforceable.

         Section 4.7 Applicable Law. This Amendment and all other Loan Documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of Texas.

         Section 4.8 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Bank and Borrower and their respective successors and assigns.

         Section 4.9 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument.

         Section 4.10 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 4.11 NO ORAL AGREEMENTS. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED as of the day and year first above written.

                                    BORROWER:

                                    SERVICE ASSET INVESTMENTS, INC.


                                    By: /s/ ROGER J. ENGEMOEN JR.
                                       -----------------------------
                                       Name:   Roger J. Engemoen Jr.
                                            ------------------------
                                       Title:  President
                                             -----------------------


                                    BANK:

                                    GUARANTY FEDERAL BANK. F.S.B.


                                    By: /s/ TROY ANDERSON
                                       -----------------------------
                                       Troy Anderson
                                       Vice President

                                   SCHEDULE 2



Cash                                         $ 835,102.00

Furniture and Equipment                      see attached

Securities Inventory                         see attached